JOINDER AND SEVENTH AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This JOINDER AND SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of October 13, 2023 by and among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”), B METALS, INC., an Ohio corporation (“B Metals”), MCI, INC., an Ohio corporation (“MCI”), ACT ACQUISITION, INC., a Texas corporation (“ACT”), SHAQ, INC., a Georgia corporation (“SHAQ”), OS HOLDINGS, INC., an Ohio corporation (“OS Holdings”), METAL-FAB, INC., a Kansas corporation (“Metal-Fab” and together with Olympic Steel, Olympic Minneapolis, Olympic Iowa, Oly NC, IS Acquisition, Chicago Tube and Iron, B Metals, MCI, ACT, SHAQ and OS Holdings, collectively, “Existing Borrowers”), and CENTRAL TUBE AND BAR, INC., an Arkansas corporation (“Joining Borrower” and together with the Existing Borrowers, the “Borrowers” and each a “Borrower”), BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (together with its successors and assigns, “Agent”), and the Lenders party hereto. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement (defined below).

RECITALS

A.         Existing Borrowers, Lenders and Agent are party to that certain Third Amended and Restated Loan and Security Agreement, dated as of December 8, 2017 (as such agreement may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have agreed to make certain loans and extend certain other financial accommodations to Borrowers as provided therein;

B.         On October 2, 2023, OS Holdings, a wholly-owned Subsidiary of Olympic Steel, acquired the Equity Interests of the Joining Borrower (the “Acquisition”) pursuant to the terms of that certain Membership Interest Purchase Agreement, dated as of October 2, 2023 (the “Acquisition Agreement”), by and among certain shareholders of the Joining Borrower, the Joining Borrower, OS Holdings and certain other parties party thereto;

C.         The Joining Borrower and the Existing Borrowers will derive substantial direct and indirect benefit from the Loans and Letters of Credit under the Loan Documents to be made or issued by Lenders and Issuing Bank to or for the benefit of the Existing Borrowers and/or the Joining Borrower and the other financial accommodations to the Borrowers and their respective Subsidiaries as may be made available by the Lenders;

D.         The Joining Borrower is willing to become a Borrower under the Loan Documents as hereinafter provided in order to obtain such benefits; and

E.         The Borrowers have requested the Agent and the Lenders agree to certain amendments to the Loan Documents as described herein.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or financial accommodations heretofore, now, or hereafter made to or for the benefit of the Obligors by Lenders, it hereby is agreed as follows:

ARTICLE 1
JOINDER TO LOAN AGREEMENT

Section 1.1    Joinder. The Joining Borrower agrees to, and does hereby, become a “Borrower” under the Loan Agreement and become bound by the Loan Agreement with the same force and effect as if it were an original party to the Loan Agreement. Each party hereto hereby acknowledges and agrees that each reference in the Loan Agreement to a “Borrower” shall also mean and be a reference to the Joining Borrower.

(a)    Joint and Several Liability. Without limiting the generality of the foregoing, subject to and in accordance with the Loan Agreement, the Joining Borrower hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations of each Borrower to the Lenders arising under the Loan Agreement and any other Loan Document (and, for the avoidance of doubt, each of the Existing Borrowers hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations of the Joining Borrower to the Lenders arising under the Loan Agreement and any other Loan Document).

(b)    Security Interests. Without limiting the generality of the foregoing, subject to and in accordance with Section 7 of the Loan Agreement, the Joining Borrower hereby grants to Agent, for the ratable benefit of the Secured Parties, as security for the payment and performance in full of the Obligations, a security interest in all right, title and interest of the Joining Borrower in, to and under any and all of the Collateral now owned or at any time hereafter acquired by the Joining Borrower or in which the Joining Borrower now has or at any time in the future may acquire any right, title or interest.

(c)    Representations and Warranties. The Joining Borrower represents, warrants, acknowledges and affirms with respect to itself and its properties, that each of the representations and warranties contained in the Loan Agreement and the other Loan Documents as it relates to the Joining Borrower is true and correct in all material respects (except where any such representation or warranty is otherwise qualified by materiality, in which case such representation or warranty is true and correct in all respects) as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof after giving effect to the joinder of the Joining Borrower as an additional Borrower and Obligor under the Loan Agreement and the other Loan Documents.

(d)    Loan Documents. The Joining Borrower joins and agrees to be obligated and bound by all the terms, provisions and covenants under each of the Loan Documents which are intended to be binding on a Borrower, including, without limitation, the Pledge Agreement.

(e)    Acknowledgement. The Borrower Agent and each Existing Borrower hereby acknowledges and consents to the Loan Documents, as amended or supplemented by this Agreement, and confirms and ratifies in all respects the Obligations of each Borrower under the Loan Documents to which it is a party, as so amended or supplemented, which shall remain in full force and effect.

(f)    Borrower Agent. The Joining Borrower hereby appoints the Borrower Agent as representative and agent for all purposes under the Loan Documents as further specified in Section 4.4 of the Loan Agreement.

ARTICLE 2

LOAN AGREEMENT AMENDMENT PROVISIONS

Section 2.1    Amendments to Loan Agreement. Effective as of the Effective Date (as defined below), the Loan Agreement in effect on the date hereof is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), all as set forth in (a) the conformed copy of the Loan Agreement attached as Annex I hereto (the “Amended Loan Agreement”), (b) the Schedules 1.2, 8.5, 8.6.1, 9.1.4 and 9.1.11 to the Loan Agreement shall be supplemented with the information relating to the Joining Borrower attached as Annex II hereto.

Section 2.2    No Novation. The execution and delivery of this Agreement shall not constitute a novation or termination of the Loan Agreement or of the credit facility or any other Loan Document thereunder or in respect thereof. Notwithstanding the fact that (i) that the cover page of the Amended Loan Agreement is dated “as of December 8, 2017” and (ii) Section 6.1 of the Amended Loan Agreement contains conditions which were applicable to the Closing Date, the changes to the Loan Agreement effected by this Agreement shall be effective as of the satisfaction to the conditions to effectiveness set forth in Section 3.1 of this Agreement. The signature pages to the Loan Agreement may be modified, however to reflect the amended parties to the Loan Agreement; provided, however, the execution and delivery of this Agreement shall be deemed to be an execution and delivery of the Loan Agreement.

ARTICLE 3
MISCELLANEOUS

Section 3.1    Conditions to Effectiveness. This Agreement shall become effective on the date upon satisfaction or waiver of the following conditions precedent, as determined by Agent in its sole discretion (the “Effective Date”):

(a)    this Agreement shall have been duly executed and delivered by Agent, each Borrower and each Lender;

(b)    with respect to the Joining Borrower, Agent shall have received UCC and Lien searches and other evidence satisfactory to Agent that there are no Liens upon the Collateral other than Permitted Liens;

(c)    Agent shall have received that certain Pledge Amendment, in form and substance satisfactory to Agent, dated as of the date hereof, executed by OS Holdings in favor of Agent together with delivery of stock certificates and stock powers with respect to Equity Interests of the Joining Borrower;

(d)    Agent shall have received amended and restated Notes for each Lender that has requested an amended and restated Note prior to the Effective Date, in form and substance satisfactory to Agent, dated as of the date hereof;

(e)    Agent shall have received a certificate, in form and substance satisfactory to it, from a knowledgeable Senior Officer of the Borrower Agent certifying that (i) attached are copies of the Acquisition Agreement and related principal documents, the Acquisition has been consummated in accordance with the Acquisition Agreement, the Acquisition constitutes a “Permitted Acquisition” under the Loan Agreement, (ii) attached are pro forma financial statements of the Borrowers and each of their Subsidiaries after giving effect to the consummation of the Acquisition, including projections of the Aggregate Borrowing Base and Availability and a pro forma Compliance Certificate, in form and substance satisfactory to Agent to demonstrate compliance with the requirements of clause (f) of the definition of “Permitted Acquisitions”, (iii) before and after giving effect to the consummation of the Acquisition, no Default or Event of Default exists, and (iv) before and after giving effect to the consummation of the Acquisition, the representations and warranties set forth in the Loan Agreement are true and correct in all material respects;

(f)    Agent shall have received a certificate of a duly authorized officer of the Joining Borrower, certifying (i) that the copies attached thereto of the Joining Borrower’s Organic Documents, including articles or organization or incorporation or other similar charter documents certified by the Secretary of State or other appropriate official of the Joining Borrower’s jurisdiction of organization, are true and complete and in full force and effect, without amendment except as shown; (ii) that the copy attached thereto of resolutions authorizing execution and delivery of this Agreement and all other Loan Documents to which it is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, revoked or contradicted by any other resolution; (iii) to the title, name and signature of each Person authorized to sign this Loan Documents on behalf of the Joining Borrower and (iv) that attached thereto is a recent good standing certificates for each Borrower issued by the Secretary of State or other appropriate official of the Joining Borrower’s jurisdiction of organization;

(g)    Agent shall have received a written opinion of (a) Jones Day, as counsel to the Joining Borrower, and (b) Friday, Eldredge & Clark LLP, as Arkansas local counsel to the Joining Borrower, in each case, in form and substance reasonably satisfactory to Agent;

(h)    Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by or covering the Joining Borrower all in compliance with the Loan Documents;

(i)    Upon request of any Lender made at least ten days prior to the Effective Date, the Joining Borrower shall have provided to such Lender all documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation (including, if the Joining Borrower qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, a Beneficial Ownership Certification to Agent and Lenders in relation to such Borrower), or other requirements of Applicable Law or other requirements set forth in Section 14.16 of the Loan Agreement, in each case at least five days prior to the Effective Date; and

(j)    All documentation and other matters related to this Agreement and the transactions contemplated hereby shall be satisfactory to the Agent in its sole discretion.

Section 3.2    Representations, Warranties, and Covenants of Borrowers. Each Borrower hereby represents and warrants that as of the Effective Date (a) no event has occurred and is continuing which constitutes a Default or an Event of Default, (b) the representations and warranties of such Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (c) the execution and delivery by such Borrower of this Agreement and the performance by such Borrower of the Loan Agreement, as amended by this Agreement, are within such Borrower’s corporate powers and have been duly authorized by all necessary action, (d) this Agreement and the Loan Agreement, as amended by this Agreement, are legal, valid, and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (e) the execution and delivery by such Borrower of this Agreement and the performance by such Borrower of the Loan Agreement, as amended by this Agreement, do not require the consent of any Person (other than that which has been obtained) and do not contravene the terms of such Borrower’s Organic Documents, any Restrictive Agreement or any other indenture, agreement, or undertaking to which such Borrower is a party or by which such Borrower or any of its property is bound.

Section 3.3    Fees, Costs, and Expenses. Borrowers agree to pay on demand (a) the fees payable pursuant to the Fee Letter and (b) all reasonable costs and expenses of Agent in connection with the preparation, negotiation, execution and delivery, and closing of this Agreement and all related documentation, including the fees and out-of-pocket expenses of counsel for Agent with respect thereto.

Section 3.4    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto as separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement. A telecopy, pdf or similar electronic file of any such executed counterpart shall be deemed valid and may be relied upon as an original.

Section 3.5    Effect; Ratification.

(a)    Except as specifically set forth above, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

(b)    The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of (a) any right, power or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document, nor constitute amendment of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein, or (b) any Default or Event of Default. Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

(c)    Each Borrower acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and Lenders of this Agreement shall not be deemed (i) to be a consent to any amendment, waiver or modification of any term or condition of the Loan Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Agreement.

(d)    This Agreement shall constitute a Loan Document.

Section 3.6    Reaffirmation. Each Existing Borrower hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Agreement, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

Section 3.7    No Oral Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 3.8    GOVERNING LAW. THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 3.9    Post-Closing.

(a)    Within forty-five (45) days following the Effective Date (or such later date as agreed to by the Agent), the Borrowers shall provide Agent the insurance certificates and the insurance endorsements required by Section 8.6.2 of the Amended Loan Agreement in respect of insurance carried by or covering the Joining Borrower.

(b)    Within forty-five (45) days following the Effective Date (or such later date as agreed to by the Agent), the Borrowers shall deliver to Agent an executed Deposit Account Control Agreement with respect to the Deposit Accounts located at First Security Bank.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

JOINING BORROWER:

CENTRAL TUBE AND BAR, INC., an Arkansas corporation

By:         _/s/ Richard A. Manson_________________

Name: Richard A. Manson

Title: Chief Financial Officer and Secretary

EXISTING BORROWERS:

OLYMPIC STEEL, INC.

By:         _/s/ Richard A. Manson_________________

Name: Richard A. Manson

Title: Chief Financial Officer

OLYMPIC STEEL MINNEAPOLIS, INC.

OLYMPIC STEEL IOWA, INC.

OLY STEEL NC, INC.

IS ACQUISITION, INC.

CHICAGO TUBE AND IRON COMPANY

B METALS, INC.

ACT ACQUISITION, INC.

MCI, INC.

SHAQ, INC.

OS HOLDINGS, INC.

METAL-FAB, INC.

By:         _/s/ Richard A. Manson_________________

Name: Richard A. Manson

Title:         Chief Financial Officer and Secretary

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender By: /s/ Thomas H. Herron Name: Thomas H. Herron Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as Lender By: /s/ Nelson Rauscher Name: Nelson Rauscher Title: Vice President
KEYBANK NATIONAL ASSOCIATION, as Lender By: /s/ Timothy W Kennedy Name: Timothy W Kennedy Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender By: /s/ Ryan Soch Name: Ryan Soch Title: VP

BMO BANK N.A., as Lender By: /s/ Quinn Heiden Name: Quinn Heiden Title: Managing Director

OLYMPIC STEEL, INC.,

OLYMPIC STEEL MINNEAPOLIS, INC.,

OLYMPIC STEEL IOWA, INC.,

OLY STEEL NC, INC.,

IS ACQUISITION, INC.,

CHICAGO TUBE AND IRON COMPANY,

B METALS, INC.,

MCI, INC.,

ACT ACQUISITION, INC.,

SHAQ, INC.,

OS HOLDINGS, INC.

~~and~~

METAL-FAB, INC.,

and
CENTRAL TUBE AND BAR, INC.,

as Borrowers

______________________________________________________________________________

______________________________________________________________________________

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of December 8, 2017

$625,000,000

__________________________________________________________________________________________________________________________________________________________________________

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Agent

BANK OF AMERICA, N.A.,

as Joint Lead Arranger,

BofA SECURITIES, INC,

as Joint Bookrunner,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arranger and Joint Bookrunner,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

and

KEYBANK NATIONAL ASSOCIATION,

as Documentation Agent

TABLE OF CONTENTS

Page

SECTION 1.         DEFINITIONS; RULES OF CONSTRUCTION         1

1.1         Definitions         1

1.2         Accounting Terms         39

1.3         Uniform Commercial Code         39

1.4         Certain Matters of Construction         39

SECTION 2.         CREDIT FACILITIES         40

2.1         Revolver Commitment         40

2.2         [Reserved]         45

2.3         Letter of Credit Facility         45

SECTION 3.         INTEREST, FEES AND CHARGES         47

3.1         Interest         47

3.2         Fees         49

3.3         Computation of Interest, Fees, Yield Protection         49

3.4         Reimbursement Obligations         50

3.5         Illegality         50

3.6         Inability to Determine Rates.         51

3.7         Increased Costs; Capital Adequacy         52

3.8         Mitigation         53

3.9         Funding Losses         53

3.10         Maximum Interest         54

SECTION 4.         LOAN ADMINISTRATION         54

4.1         Manner of Borrowing and Funding Revolver Loans         54

4.2         Defaulting Lender         56

4.3         Number and Amount of Term SOFR Loans; Determination of Rate         57

4.4         Borrower Agent         57

4.5         One Obligation         57

4.6         Effect of Termination         57

4.7         Renewal Discussions         58

SECTION 5.         PAYMENTS         58

5.1         General Payment Provisions         58

5.2         Repayment of Revolver Loans         58

5.3         Application of Certain Prepayment         59

5.4         Payment of Other Obligations         59

5.5         Marshaling; Payments Set Aside         59

5.6         Post-Default Allocation of Payments         59

5.7         Application of Payments         61

5.8         Loan Account; Account Stated         61

5.9         Taxes         61

5.10         Lender Tax Information         63

5.11         Nature and Extent of Each Borrower’s Liability         64

5.12         Keepwell         66

SECTION 6.         CONDITIONS PRECEDENT         67

6.1         Conditions to Initial Loans         67

6.2         Conditions Precedent to All Credit Extensions         68

SECTION 7.         COLLATERAL         68

7.1         Grant of Security Interest         68

7.2         Lien on Deposit Accounts; Cash Collateral         69

7.3         [Reserved]         70

7.4         Other Collateral         70

7.5         No Assumption of Liability         70

7.6         Further Assurances         70

7.7         Release of Collateral         70

SECTION 8.         COLLATERAL ADMINISTRATION         71

8.1         Borrowing Base Certificates         71

8.2         Administration of Accounts         71

8.3         Administration of Inventory         72

8.4         Administration of Equipment         72

8.5         Administration of Deposit Accounts         73

8.6         General Provisions         73

8.7         Power of Attorney         74

SECTION 9.         REPRESENTATIONS AND WARRANTIES         75

9.1         General Representations and Warranties         75

9.2         Complete Disclosure         80

SECTION 10.         COVENANTS AND CONTINUING AGREEMENTS         80

10.1         Affirmative Covenants         80

10.2         Negative Covenants         83

10.3         Financial Covenants         90

SECTION 11.         EVENTS OF DEFAULT; REMEDIES ON DEFAULT         90

11.1         Events of Default         90

11.2         Remedies upon an Event of Default         92

11.3         License         93

11.4         Setoff         93

11.5         Remedies Cumulative; No Waiver.         93

SECTION 12.         AGENT         93

12.1         Appointment, Authority and Duties of Agent         93

12.2         Agreements Regarding Collateral and Field Examination Reports         94

12.3         Reliance By Agent         95

12.4         Action Upon Default         95

12.5         Ratable Sharing         96

12.6         Indemnification         96

12.7         Limitation on Responsibilities of Agent         96

12.8         Successor Agent and Co-Agents         97

12.9         Due Diligence and Non-Reliance         97

12.10         Replacement of Certain Lenders         98

12.11         Remittance of Payments and Collections         98

12.12         Agent in its Individual Capacity         98

12.13         Bank Product Providers         99

12.14         Agent Titles         99

12.15         No Third Party Beneficiaries         99

12.16         Lender Representations Regarding ERISA Status.         99

SECTION 13.         BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS         100

13.1         Successors and Assigns         100

13.2         Participations         100

13.3         Assignments         101

SECTION 14.         MISCELLANEOUS         102

14.1         Consents, Amendments and Waivers         102

14.2         Indemnity         103

14.3         Notices and Communications         103

14.4         Performance of Borrowers’ Obligations         103

14.5         Credit Inquiries         104

14.6         Severability         104

14.7         Cumulative Effect; Conflict of Terms         104

14.8         Counterparts; Execution         104

14.9         Entire Agreement         104

14.10         Relationship with Lenders         104

14.11         No Advisory or Fiduciary Responsibility         104

14.12         Confidentiality         105

14.13         GOVERNING LAW         105

14.14         Consent to Forum         105

14.15         Waivers by Borrowers         106

14.16         Patriot Act Notice         106

14.17         Acknowledgement Regarding Supported QFCs         106

14.18         Acknowledgement and Consent to Bail-In of Affected Financial Institutions         107

SECTION 15.         AMENDMENT AND RESTATEMENT; EXITING LENDERS         107

15.1         Assignment by Exiting Lenders         107

15.2         Amendment and Restatement; No Novation         108

15.3         Effect on Existing Loan and Security Agreement and on the Obligations         109

15.4         No Implied Waivers         109

15.5         Reaffirmation of Liens and Loan Documents         109

15.6         Loans Under the Existing Loan and Security Agreement         109

15.7         Payments         110

LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1         Tranche A Revolver Note

Exhibit A-2         Tranche B Revolver Note

Exhibit B         Joinder Agreement

Exhibit C         Assignment and Acceptance

Exhibit D         Assignment Notice

Exhibit E         Compliance Certificate

Schedule 1.1         Commitments of Lenders

Schedule 1.2         Amortization Schedule

Schedule 8.5         Deposit Accounts

Schedule 8.6.1         Business Locations

Schedule 9.1.4         Names and Capital Structure

Schedule 9.1.11         Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.14         Environmental Matters

Schedule 9.1.15         Restrictive Agreements

Schedule 9.1.16         Litigation

Schedule 9.1.18         Pension Plans

Schedule 9.1.20         Labor Contracts

Schedule 10.2.2         Existing Liens

Schedule 10.2.5         Existing Investments

Schedule 10.2.17         Existing Affiliate Transactions

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of December 8, 2017, among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”), B METALS, INC., an Ohio corporation (“B Metals”), MCI, INC., an Ohio corporation (“MCI”), ACT ACQUISITION, INC., a Texas corporation (“ACT”), SHAQ, INC., a Georgia corporation (“SHAQ”), OS HOLDINGS, INC., an Ohio corporation (“OS Holdings”), METAL-FAB, INC., a Kansas corporation (“Metal-Fab”), and CENTRAL TUBE AND BAR, INC., an Arkansas corporation (“Central Tube”) (Olympic Steel, Olympic Minneapolis, Olympic Iowa, Oly NC, IS Acquisition, Chicago Tube and Iron, B Metals, MCI, ACT, SHAQ ~~and~~, Metal-Fab and Central Tube, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (together with its successors and assigns, “Agent”), amends and restates in its entirety the Second Amended and Restated Loan and Security Agreement (as amended to the date hereof, without giving effect to the amendments and restatements set forth herein, the “Existing Loan and Security Agreement”), dated as of June 30, 2014, among the Borrowers party thereto, the financial institutions party thereto as lenders and Bank of America, N.A., as agent for such lenders.

R E C I T A L S:

Borrowers have requested that Lenders amend and restate the Existing Loan and Security Agreement and provide (and continue to provide) credit facilities to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to amend and restate the Existing Loan and Security Agreement and to provide (and continue to provide) the credit facilities on the terms and subject to conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.         DEFINITIONS; RULES OF CONSTRUCTION

1.1         Definitions

. As used herein, the following terms have the meanings set forth below:

Acceptable Appraisal: an appraisal conducted by an appraiser acceptable to Agent, with scope, procedures and results acceptable to Agent, all of the foregoing determined in accordance with Agent’s Permitted Discretion, and to be shared with each Lender.

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Acquisition: any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of record or beneficial ownership of any Equity Interests of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person.

Adjusted EBITDA: EBITDA plus, with respect to any Target whose results of operations and financial position have been included in the financial statements received by Agent pursuant to Section 10.1.2(b) or (c) for less than 12 fiscal months, Pro Forma EBITDA allocated to each month prior to the Acquisition thereof included in the trailing 12 fiscal month period for which EBITDA is being calculated, minus with respect to any Asset Disposition consummated within the period in question, EBITDA attributable to the Subsidiary, profit centers, or other asset which is the subject of such Asset Disposition from the beginning of such period until the date of consummation of such Asset Disposition.

Adjusted Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent twelve fiscal month period, of (a) Adjusted EBITDA minus Capital Expenditures (excluding (i) those financed with Borrowed Money (other than Revolver Loans), (ii) the portion thereof funded with the Net Proceeds from a Permitted Asset Disposition of Equipment which Borrowers are permitted to use to purchase assets pursuant to Section 8.6.2(c) or with the Net Proceeds from a Permitted Asset Disposition of Real Estate and (iii) the portion thereof funded with the proceeds of casualty insurance or condemnation awards in respect of any Equipment which Borrowers are not required to use to prepay the Loans pursuant to Section 8.6.2(b) or with the proceeds of casualty insurance or condemnation awards in respect of any Real Estate) and cash taxes paid (other than to the extent deducted in calculating EBITDA for the applicable measurement period), to (b) Fixed Charges minus, without duplication, interest and principal payments on Borrowed Money for such twelve fiscal month period that would have been paid from the proceeds of any Asset Dispositions consummated within such twelve fiscal month period if such Asset Disposition was consummated on the first day of such twelve fiscal month period.

Affected Financial Institution: any EEA Financial Institution or UK Financial Institution.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Aggregate Borrowing Base: on any date of determination, an amount equal to the sum of the Tranche A Borrowing Base plus the Tranche B Borrowing Base, minus the Availability Reserve.

Allocable Amount: as defined in Section 5.11.3.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental binding guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: with respect to any Type of Loan, the margin set forth below, and with respect to the fee payable pursuant to Section 3.2.2, the letter of credit fee percentage (the “LC Fee Percentage”) set forth below, in each case as determined by average daily Availability for the last Fiscal Quarter:

Level	Average Daily Availability	Base Rate Tranche A Revolver Loans	Term SOFR Tranche A Revolver Loans	Base Rate Tranche B Revolver Loans	Term SOFR Tranche B Revolver Loans	LC Fee Percentage
I	< $97,500,000	0.25%	1.75%	1.50%	2.75%	2.00%
II	>$97,500,000< $195,000,000	0.00%	1.50%	1.25%	2.50%	1.50%
III	> $195,000,000	0.00%	1.25%	1.00%	2.25%	1.25%

; provided, however, that the margins set forth in Level I and Level II above shall be reduced by 0.250% (but not less than zero) for the three month period (and only for such three month period) immediately following receipt of a Compliance Certificate showing a Leverage Ratio of less than 4.00 to 1.00 for the trailing period of four consecutive Fiscal Quarters most recently ended (a “Qualifying Compliance Certificate”), which reduction shall be effective on the first day of the first month immediately following receipt of such Qualifying Compliance Certificate and shall be effective only for such three month period (but such reduction may continue for any subsequent three month period following receipt of another Qualifying Compliance Certificate).

The margins and the LC Fee Percentage shall be subject to increase or decrease based on Availability, as determined by Agent for the last Fiscal Quarter, which change shall be effective on the first day of the Fiscal Quarter immediately following such Fiscal Quarter.

Appraisal Trigger Event: Availability is less than the greater of (a) $70,000,000 and (b) 14.5% of the Line Cap for a period of three consecutive Business Days.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Availability: the Aggregate Borrowing Base minus the principal balance of all Revolver Loans.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the LC Reserve; (d) the Bank Product Reserve; (e) solely with respect to Tier II Accounts, the Dilution Reserve, (f) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom, if any); (g) reserves for environmental liabilities and other factors adversely affecting the fair market value of Eligible Real Estate; and (h) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation: with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law, regulation rule or applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates (or JPMorgan Chase Bank, N.A. or its Affiliates with respect to Continuing Hedging Agreements and Continuing ACH and Card Services): (a) Cash Management Services, including Continuing ACH and Card Services; (b) products under the Continuing Hedging Agreement and other Hedging Agreements; (c) commercial credit card and merchant card services, including Continuing ACH and Card Services; and (d) leases and other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Amount: as defined in the definition of Secured Bank Product Obligations.

Bank Product Debt: Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month interest period as of such day, plus 1.0%; provided, that in no event shall the Base Rate be less than zero.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Base Rate Tranche A Revolver Loan: a Tranche A Revolver Loan that bears interest based on the Base Rate.

Base Rate Tranche B Revolver Loan: a Tranche B Revolver Loan that bears interest based on the Base Rate.

Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Agent.

Beneficial Ownership Regulation: 31 C.F.R. §1010.230.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) indebtedness that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any indebtedness of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Tranche A Borrowing Base, the Tranche B Borrowing Base and the Aggregate Borrowing Base.

Borrowing Base Reporting Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is less than the greater of (i) $60,000,000 or (ii) 12% of the Line Cap for a period of three consecutive Business Days; and (b) continuing until the day no Default or Event of Default has existed for a period of 30 consecutive days and Availability has been greater than the greater of (i) $60,000,000 or (ii) 12% of the Line Cap for a period of 30 consecutive days.

Business Day: any day other than (a) a Saturday, (b) a Sunday, (c) any other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina, Ohio or Illinois, and (d) in relation to any calculation of Term SOFR, any other day which is not a U.S. Government Securities Business Day.

Capital Expenditures: all liabilities incurred or expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 103% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control:

(a)          unless pursuant to mergers, consolidations or other business combinations permitted by Section 10.2.9(a), Olympic Steel ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in any other Borrower or any Inactive Subsidiary;

(b)          the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Original Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “1934 Act”), as then in effect), of shares representing more than 25% of the aggregate Ordinary Voting Power represented by the issued and outstanding capital stock of Olympic Steel;

(c)          the occupation of a majority of the seats (other than vacant seats) on the board of directors of Olympic Steel by Persons who were neither (i) nominated by the board of directors of Olympic Steel nor (ii) appointed by directors so nominated, unless approved by the then majority of directors; or

(d)          unless permitted by clause (g) of the definition of the term “Permitted Asset Disposition” or in connection with a transaction permitted by Section 10.2.9(a), the sale or transfer of all or substantially all of a Borrower’s assets are sold or transferred, in a single transaction or a series of related transactions, to any person (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the 1934 Act, as in effect on the Closing Date) or related persons constituting a group (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the 1934 Act, as in effect on the Closing Date).

For purposes of this definition, “Ordinary Voting Power” means the aggregate voting power attributable to all shares of Voting Stock of Olympic Steel for purposes of electing directors of Olympic Steel; and “Voting Stock” means shares of capital stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: December 8, 2017.

CME: CME Group Benchmark Administration Limited.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date: the earliest to occur of (a) the Tranche A Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; and (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate, substantially in the form of Exhibit E or otherwise in form and substance satisfactory to Agent, by which Borrowers certify (a) compliance with Section 10.3 and calculate the Fixed Charge Coverage Ratio for the applicable period (regardless of whether compliance with the Fixed Charge Coverage Ratio is tested for such period) and (b) the Leverage Ratio as of the most recently ended period of four consecutive Fiscal Quarters.

Conforming Changes: with respect to the use or administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent's discretion (in consultation with Borrower Agent), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines (in consultation with Borrower Agent) is reasonably necessary in connection with the administration of any Loan Document).

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing ACH and Card Services: ACH Credit, ACH Debit and Purchase Card services provided by JPMorgan Chase Bank, N.A. or its Affiliates to any Borrower or Subsidiary and (b) any other Bank Products provided by JPMorgan Chase Bank, N.A. or its Affiliates to any Borrower or Subsidiary.

Continuing Hedging Agreement: (a) the ISDA Master Agreement, dated as of the Prior Closing Date, among JPMorgan Chase Bank, N.A., Chicago Tube and Iron and Olympic Steel, together with the Schedule to the Master Agreement, dated as of the Prior Closing Date, and related Confirmations (as defined therein) and (b) any other Hedging Agreement dated prior to the Fourth Amendment Effective Date by and among JPMorgan Chase Bank, N.A. or its Affiliates and any Borrower or Subsidiary.

Converted Tranche A Revolver Loans: as defined in Section 15.6.

Converted Tranche B Revolver Loans: as defined in Section 15.6.

Covenant Trigger Period: the period (a) commencing on the day that Availability is less than the greater of (X) $30,000,000 and (Y) 10.0% of the Line Cap (a “Covenant Trigger Event”); and (b) continuing until the day that no Covenant Trigger Event exists for a period of 30 consecutive days.

Covered Entity: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY's website (or any successor source satisfactory to Agent).

Debt: as applied to any Person, without duplication, (a) all Borrowed Money; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; (d) any Pace Financing; and (e) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer. Notwithstanding the foregoing and for the avoidance of doubt, none of the obligations of the Borrowers under Qualified SCF Arrangements shall constitute Debt hereunder or for the purposes of any other Loan Document.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that, as determined by Agent, (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within three Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent, to confirm in a manner satisfactory to Agent that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of (i) an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority), or taken any action in furtherance thereof or (ii) any Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Deposit Account Control Agreements: the Deposit Account control agreements in form and substance acceptable to Agent to be executed by an institution maintaining a Deposit Account for a Borrower, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Designated Jurisdiction: any country or territory that is the subject of any Sanction.

Dilution Percent: the percent, determined in Agent’s Permitted Discretion for all Borrowers in the aggregate equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to the applicable Borrower’s Accounts, divided by (b) gross sales of the Borrowers.

Dilution Reserve: the aggregate amount of reserves, as established by Agent in its Permitted Discretion from time to time, solely with respect to Tier II Accounts, in an amount equal to the Value of the Eligible Accounts multiplied by 1.0% for each percentage point (or portion thereof) that the Borrowers’ Dilution Percent exceeds 2.5%.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Dominion Account: a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

Early Opt-in Effective Date: with respect to any Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to Lenders, as long as Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after such notice is provided to Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising Required Lenders.

Earn-Out Obligations: unsecured obligations incurred or owing by one or more Borrowers to seller(s) in a Permitted Acquisition to be satisfied by payment in cash and representing “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow, profits or other result of operations of any Person or business.

EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries, net income, calculated on a FIFO basis and before (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization expense (including, without limitation, amortization of intangible assets and amortization of deferred financing fees and costs), (iv) gains or losses arising from the sale of capital assets, (v) non-cash gains and losses arising from the write-up or write-down, as applicable, of assets, and any other non-cash losses and non-cash charges (other than those representing a reserve for or actual cash item in any future period), but in each case excluding any charge that relates to the write-down or write-off of inventory, (vi) income tax refunds received in cash, (vii) non-cash share based compensation expense and other non-cash expenses (including non-cash expenses related to purchase accounting adjustments), and (viii) any extraordinary non-cash gains (in each case, to the extent included in determining net income).

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 25% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor and its Affiliates, it exceeds 25% of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) (provided that only the amount in excess of 25% (or such higher percentage) shall be deemed ineligible); (d) it does not conform in any material respect with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent (other than Accounts approved by Agent in its sole discretion owing to a Borrower pursuant to an order granting critical vendor status to a Borrower) or is subject to Sanctions or any specially designated nationals list maintained by OFAC; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or all or substantially all of its assets outside the United States or Canada, unless Agent has consented thereto in its sole discretion as a result of Agent’s determination that such Account Debtor has a significant United States presence; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien (other than inchoate Liens permitted by Section 10.2.2 that are at all times junior to Agent’s Liens (provided Agent may impose an Availability Reserve in the amount of the obligations secured by such Lien)); (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended, the Account Debtor has made a partial payment (solely with respect to the invoice relating to such Account), or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale‑or‑return, sale‑on‑approval, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof or (p) it is owing from an Account Debtor whose Accounts are sold or subject to sale pursuant to a Qualified SCF Arrangement (and effective immediately upon the creation of such Qualified SCF Arrangement, Accounts owing from such Account Debtor shall be excluded from the definition of Eligible Accounts and the Tranche A Accounts Formula Amount and Tranche B Accounts Formula Amount under the most recently delivered Borrowing Base Certificate shall be adjusted accordingly by excluding such Accounts). In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Acquired Equipment: in Agent’s sole discretion, Eligible Equipment acquired by a Borrower after the Fourth Amendment Effective Date as part of a Permitted Acquisition.

Eligible Acquired Equipment Amortization Amount: the 7-year straight–line amortization amount established by Agent on each Eligible Acquired Equipment Inclusion Date based on the Value of Acquired Equipment to be included in the Tranche A Borrowing Base on such date.

Eligible Acquired Equipment Inclusion Date: the date of the inclusion of Acquired Equipment in the Tranche A Borrowing Base as requested and identified in a written notice delivered to Agent by the Borrower Agent not less than 10 Business Days prior to the date of such proposed inclusion, so long as, as of the date of such notice and upon inclusion, (a) no Default or Event of Default is continuing, (b) the Fixed Charge Coverage Ratio as of the end of the most recent Measurement Period for which financial statements have been delivered is equal to or greater than 1.00 to 1.00, and (c) Agent shall have received not less than 5 Business Days prior to such date of inclusion an Acceptable Appraisal with respect to such Acquired Equipment, and (d) a certificate of an Senior Officer of the Borrower Agent, in form and substance acceptable to Agent, certifying compliance with the preceding clauses (a) and (b) and demonstrating (in reasonable detail) the calculations required thereby.

Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent (such consent not to be unreasonably withheld) and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after notice of the proposed assignment; provided that no consent of the Borrower Agent shall be required if an Event of Default has occurred and is continuing), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

Eligible Equipment: Equipment owned by a Borrower that is determined by Agent, in its Permitted Discretion, to be Eligible Equipment. Except as otherwise agreed by Agent, the following items of Equipment shall not be included in Eligible Equipment:

(a)         Equipment as to which a Borrower does not have good, valid, and marketable title;

(b)         Equipment as to which a Borrower does not have actual and exclusive possession (either directly or, in the Ordinary Course of Business, through a bailee, processor, or agent of such Borrower);

(c)         Equipment located on Real Property not owned by a Borrower or owned by a Borrower but subject to a third party mortgage or similar encumbrance, unless subject to a Lien Waiver;

(d)         Equipment acquired from an entity subject to Sanctions or any specially designated nationals list maintained by OFAC;

(e)         Equipment that is materially damaged, defective or otherwise unfit for use in its intended purpose or not maintained in accordance with industry standards or otherwise does not meet all standards imposed by any Governmental Authority;

(f)         Equipment that is not subject to a valid and perfected first-priority Lien of Agent, subject to no other Liens (unless subject to a Lien Waiver), or otherwise does not comply with each of the representations and warranties and covenants applicable to Equipment in this Agreement and each applicable other Loan Document;

(g)         is not covered by casualty insurance in accordance with the Loan Documents; or

(h)         constitutes a “Fixture” under the applicable Laws of the jurisdiction in which such Equipment is located.

Eligible Equipment Adjustment Date: each Eligible Acquired Equipment Inclusion Date and each Eligible Equipment Reload Date.

Eligible Equipment Adjusted Availability: 85% of the Value of Eligible Equipment as of the applicable Acquired Equipment Adjustment Date; provided that with respect to the Value of Eligible Equipment being adjusted on any Acquired Equipment Inclusion Date, only the Value of Acquired Equipment shall be adjusted.

Eligible Equipment Adjusted Amortization: (a) when determined in connection with any Eligible Acquired Equipment Inclusion Date, existing scheduled amortization of Eligible Equipment adjusted to give effect to the Eligible Acquired Equipment Amortization Amount and (b) when determined in connection with any Eligible Equipment Reload Date, Eligible Equipment Reload Amortization, in each case of (a) and (b) as reflected on an adjusted Eligible Equipment Amortization Schedule.

Eligible Equipment Amortization Amount: the sum of (a) from the Fourth Amendment Effective Date until the first Eligible Equipment Adjustment Date, $1,304,264.29 accruing on the first day of each fiscal quarter after the Fourth Amendment Effective Date, commencing October 1, 2021 and (b) on and after each Eligible Equipment Adjustment Date, the quarterly amounts of Eligible Equipment Adjusted Amortization accruing on the first day of each fiscal quarter as established on the most recent Eligible Equipment Adjustment Date.

Eligible Equipment Amortization Schedule: the schedule of amortization of Eligible Equipment attached as Schedule 1.2 hereto, as such schedule is updated on each Eligible Equipment Adjustment Date, or otherwise as may be agreed from time to time by Agent and Borrower Agent.

Eligible Equipment Availability: (a) on and after the Fourth Amendment Effective Date until an Eligible Equipment Adjustment Date, $36,519,400.00 and (b) on and after each Eligible Equipment Adjustment Date, the Eligible Equipment Adjusted Availability established on such date.

Eligible Equipment Formula Amount: Eligible Equipment Availability less (a) the cumulative Eligible Equipment Amortization Amount and (b) the Value of any Eligible Equipment Disposed of following the most recent Eligible Equipment Adjustment Date (or if none, the Fourth Amendment Effective Date); provided that the Eligible Equipment Formula Amount shall be reduced to (and shall be deemed to be) zero ($0) on the Tranche A Revolver Termination Date or such earlier date on which the Tranche A Revolver Commitments are terminated in accordance with this Agreement.

Eligible Equipment Reload Amortization: the 7-year straight–line quarterly amortization amount established by Agent on each Eligible Equipment Reload Date based on the Value of all Eligible Equipment established pursuant to an Acceptable Appraisal and as reflected on the Eligible Equipment Amortization Schedule.

Eligible Equipment Reload Date: the date of the recalculation of Eligible Equipment Availability for all Eligible Equipment, which shall occur no more frequently than once in any 12 month period, as requested and identified in a written notice delivered to Agent by the Borrower Agent not less than 10 Business Days prior to the date of such proposed recalculation date, so long as, as of the date of such notice and upon such recalculation date, (a) no Default or Event of Default is continuing, (b) the Fixed Charge Coverage Ratio as of the end of the most recent Measurement Period for which financial statements have been delivered is equal to or greater than 1.00 to 1.00, and (c) Agent shall have received not less than 5 Business Days prior to such date of inclusion an Acceptable Appraisal with respect to all Eligible Equipment, and (d) Agent shall have received a certificate of a Senior Officer of Borrower Agent, in form and substance acceptable to Agent, certifying compliance with the preceding clauses (a) and (b) and demonstrating (in reasonable detail) the calculations required thereby. The appraisals conducted in connection with any Eligible Equipment Reload Date shall not count against the limited number of appraisals for which expense reimbursement may be sought under Section 10.1.1(b) hereof.

Eligible In-Transit Inventory: Inventory owned by a Borrower that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of the Borrower within the United States, and that Agent, in its Permitted Discretion, deems to be Eligible In-Transit Inventory. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory unless it (a) is subject to a negotiable Document showing Agent (or, with the consent of Agent, the applicable Borrower) as consignee, which Document is in the possession of Agent or such other Person as Agent shall approve; (b) is fully insured in a manner satisfactory to Agent; (c) has been identified to the applicable sales contract and title has passed to the applicable Borrower; (d) is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any Borrower is in default of any obligations; (e) is subject to purchase orders and other sale documentation satisfactory to Agent; (f) is shipped by a common carrier that is not affiliated with the vendor; and (g) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver.

Eligible Inventory: Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is (i) finished goods, work-in-process or raw materials of a Borrower (other than Chicago Tube and Iron) and (ii) finished goods or raw materials, but not work-in-process, of Chicago Tube and Iron, and in the case of both clause (i) and clause (ii), not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment (unless approved by Agent and Agent has received acceptable documentation requested by it with respect thereto), nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving or obsolete (unless otherwise determined by Agent) or unmerchantable, and does not constitute returned or repossessed goods; (e) meets in all material respects all standards imposed by any Governmental Authority, has not been acquired from an entity subject to Sanctions or any specially designated nationals list maintained by OFAC and complies in all materials respects with applicable Environmental Laws; (f) conforms in all material respects with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien (other than inchoate Liens permitted by Section 10.2.2 that are at all times junior to Agent’s Liens (provided Agent may impose an Availability Reserve in the amount of the obligations secured by such Lien); (h) is within the continental United States or Canada, is not in transit except between locations of Borrowers; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; (l) is reflected in the details of a current perpetual inventory report; and (m) is located at any location if the aggregate book value of Inventory at any such location (as reflected in the current perpetual inventory report) is less than $50,000 (unless otherwise determined by Agent it its sole discretion).

Eligible Real Estate: Real Estate owned by a Borrower and located in the United States that Agent, in its Permitted Discretion, determined is eligible for inclusion in the Tranche A Borrowing Base. Without limiting the foregoing, no Real Estate shall be Eligible Real Estate unless it is Real Estate (a) in respect of which an Acceptable Appraisal has been delivered to Agent and to the Lenders, in form and substance acceptable to the Lenders in their Permitted Discretion not less than 15 days prior to the effective date of the Mortgage; (c) in respect of which Agent is satisfied in its Permitted Discretion that all actions necessary or desirable have been taken in order to create a perfected first priority Lien (subject to Permitted Liens (other than (j) and (n) in the definition of Permitted Liens) on such Real Estate to secure the Obligations, including the filing and recording of Mortgages; (d) in respect of which an environmental assessment report has been completed and delivered to Agent in form and substance satisfactory to Agent and the Lenders in their Permitted Discretion and which does not indicate any material pending, threatened or existing Environmental Liability or noncompliance with any Environmental Law; (e) for which Borrowers have good and indefeasible title which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to Agent in its Permitted Discretion, insuring that Agent, for the benefit of the Lenders and the other Secured Parties, shall have a perfected first priority Lien (subject to Permitted Liens (other than Liens under clauses (j) and (n) in the definition of Permitted Liens) as to which Availability Reserves have been established) on such Real Estate, evidence of which shall have been provided in form and substance satisfactory to Agent in its Permitted Discretion; (f) for which Agent has received at least 45 days prior to the effective date of the Mortgage, all information requested by any Lender for its due diligence pursuant to Flood Laws; (g) for which each Lender has received completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each parcel of Real Estate subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower Agent), (h) if such Real Estate is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable Law, including Regulation H of the Board of Governors and other Flood Laws and as otherwise required under the Loan Documents; and (i) if required by Agent: (A) an ALTA survey has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to Agent and the issuer of the title insurance policy in a manner satisfactory to Agent in its Permitted Discretion by a land surveyor duly registered and licensed in the state in which such Real Estate is located and acceptable to Agent in its Permitted Discretion, and shows all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to Agent in its Permitted Discretion; (B) in respect of which local counsel for such Borrower in states in which such Real Estate is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance satisfactory to Agent in its Permitted Discretion if required by Agent; and (C) in respect of which such Borrower shall have used its commercially reasonable efforts to obtain estoppel certificates executed by all tenants of such Real Estate and such other consents, agreements and confirmations of lessors and third parties have been delivered as Agent in its Permitted Discretion may deem necessary or desirable, together with evidence that all other actions that Agent in its Permitted Discretion may deem necessary or desirable in order to create perfected first priority Liens on the property described in the Mortgages have been taken; and (j) for which each Lender has received documents and other information satisfying all requirements of Law and its internal policies with respect to obtaining liens on Real Estate from time to time.

Eligible Real Estate Exclusion Date: the date identified to Agent in an irrevocable written notice from the Borrower Agent (received not less than 30 days prior to such proposed Eligible Real Estate Exclusion Date) upon which the portion of the Tranche A Borrowing Base attributable to Eligible Real Estate shall be cancelled in whole, but not in part, so long as, as of the date of such cancellation, both immediately prior to and after giving effect to such cancellation, (a) no Default or Event of Default is continuing, (b) Availability exceeds 20.0% of the Line Cap and (c) Agent shall have received a certificate of a Senior Officer of Borrower Agent certifying compliance with the preceding clauses (a) and (b) and demonstrating (in reasonable detail) the calculations required thereby; it being understood, for the avoidance of doubt, that promptly following any Eligible Real Estate Exclusion Date all Liens of Agent on such Real Estate shall be released and such assets shall cease to be Collateral.

Eligible Real Estate Formula Amount: the lesser of (a) the Value of Eligible Real Estate multiplied by the advance rate of 80% and (b) the Eligible Real Estate Sublimit.

Eligible Real Estate Inclusion Date: the date of the inclusion of Eligible Real Estate in the Tranche A Borrowing Base as requested and identified in a written notice delivered to Agent by the Borrower Agent not less than 60 days prior to the date of such proposed initial inclusion date, so long as, as of the date of such notice and the inclusion date, (a) no Default or Event of Default is continuing, (b) the Consolidated Fixed Charge Coverage Ratio as of the end of the most recent Measurement Period for which financial statements have been delivered is equal to or greater than 1.00 to 1.00, (c) Agent shall have received Acceptable Appraisals completed no more than 90 days prior to such date and completed customary due diligence related to such Eligible Real Estate (including obtaining environmental reports, surveys, flood certificates and title insurance with respect to Real Estate), and (d) Agent shall have received a certificate of a Senior Officer of Borrower Agent certifying compliance with the preceding clauses (a) and (b) and demonstrating (in reasonable detail) the calculations required thereby.

Eligible Real Estate Sublimit: (a) on and after the Eligible Real Estate Inclusion Date until the Eligible Real Estate Subsequent Inclusion Date, $75,000,000, as such amount shall be reduced on a quarterly basis following the Eligible Real Estate Inclusion Date in an amount equal to the Eligible Real Estate Sublimit Amortization Amount established on the Eligible Real Estate Inclusion Date.

Eligible Real Estate Sublimit Amortization Amount: the straight–line amortization amount established by Agent on any Eligible Real Estate Inclusion Date based on the Value of Eligible Real Estate to be included in the Tranche A Borrowing Base on such date, such amount to be established relative to both the respective Dollar value and respective amortization period utilized in establishing the Value of such Eligible Real Estate.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in an Obligor’s Insolvency Proceeding, or otherwise).

Environmental Laws: all Applicable Laws (including all permits, rules, and regulations promulgated by regulatory agencies), relating to pollution, protection of the environment and/or the health/safety of Persons from exposure to Hazardous Materials (but excluding occupational safety and health, to the extent regulated by OSHA), including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or, to any Borrower’s knowledge, oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability (i) under any Environmental Law, or with respect to (ii) any Environmental Release, (iii) environmental pollution or (iv) exposure to Hazardous Materials.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) withdrawal of an Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of an Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) filing of a notice of intent to terminate, treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or institution of proceedings by the PBGC to terminate a Pension Plan; (e) determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA; (f) an event or condition that constitutes grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Pension Plan; (g) imposition of any liability on an Obligor or ERISA Affiliate under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; or (h) failure by an Obligor or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

Event of Default: as defined in Section 11.

Exam Trigger Event: Availability is less than the greater of (a) $70,000,000 and (b) 14.5% of the Line Cap at any time;

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in such act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Accounts: as defined in Section 8.5.

Excluded Equity: any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary or any disregarded entity that owns any Equity Interest in a Foreign Subsidiary. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by (in whole or in part) its overall revenue, overall net income (however denominated), net assets, capital or net worth and franchise taxes imposed on it in lieu thereof, by the jurisdiction (or any political subdivision thereof) (i) under the laws of which such recipient is organized or in which its principal office is located, (ii) in which it is doing business or with which it has a present or former connection, in each case, other than as a result of the Loan Documents, or (iii) in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located; (c) any backup withholding of tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; (d) in the case of a Foreign Lender, any United States withholding of tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding of tax; and (e) any Taxes imposed on any payment payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements set forth in FATCA.

Existing Letters of Credit: collectively, all “Letters of Credit” (as defined in the Existing Loan and Security Agreement on the date hereof) under the Existing Loan and Security Agreement on the Closing Date.

Extraordinary Expenses: all costs, expenses or advances that Agent may incur during an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) unfunded participations in Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and reasonable standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: for any day, the per annum rate calculated by FRBNY based on such day's federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.

Fee Letter: collectively or individually as the context may require, (a) the Fee Letter dated as of November 7, 2017 between Agent and Olympic Steel and (b) the Fee Letter dated as of June 16, 2021 between Agent and Olympic Steel.

Financial Reporting Trigger Period: the period (a) commencing on the day that an Event of Default occurs or Availability is less than the greater of (i) $70,000,000 and (ii) 10.0% of the Line Cap (a “Financial Reporting Trigger Event”) and (b) continuing until the day no Event of Default or Financial Reporting Trigger Event exists for a period of 30 consecutive days.

First Amendment Date: April 4, 2018.

Fiscal Quarter: each period of three fiscal months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent twelve fiscal month period, of (a) EBITDA minus Capital Expenditures (excluding (i) those financed with Borrowed Money (other than Revolver Loans), (ii) the portion thereof funded with the Net Proceeds from Permitted Asset Disposition of Equipment which Borrowers are permitted to use to purchase assets pursuant to Section 8.6.2(c) or with the Net Proceeds from Permitted Asset Disposition of Real Estate and (iii) the portion thereof funded with the proceeds of casualty insurance or condemnation awards in respect of any Equipment which Borrowers are not required to use to prepay the Loans pursuant to Section 8.6.2(b) or with the proceeds of casualty insurance or condemnation awards in respect of any Real Estate) and cash taxes paid (other than to the extent deducted in calculating EBITDA for the applicable measurement period), to (b) Fixed Charges.

Fixed Charges: the sum of:

(a) interest paid or required to be paid in cash,

(b) all scheduled principal payments made on Borrowed Money (after giving effect to any prepayments paid in cash that reduce the amount of such required payments), and

(c) Distributions (other than Upstream Payments) and repurchases of Equity Interests made by or on behalf of Olympic Steel.

Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. person as defined in Section 7701(a)(3) of the Code.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Fourth Amendment: that certain Fourth Amendment to Third Amended and Restated Loan and Security Agreement dated as of June 16, 2021 by and among Borrowers, the Lenders and Agent.

Fourth Amendment Effective Date: the “Effective Date” as defined in the Fourth Amendment.

FRBNY: the Federal Reserve Bank of New York.

Fronting Exposure: a Defaulting Lender’s Pro Rata share of LC Obligations or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 4.2.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted), Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantor Payment: as defined in Section 5.11.3.

Guarantors: each Person who guarantees payment or performance of any Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Hazardous Materials: all pollutants, contaminants, chemicals, wastes, and any other infectious, carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under applicable Environmental Laws.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Inactive Subsidiaries: each of Olympic Steel Lafayette, Inc., Olympic Trading, Olyac, and Tinsley Group-PS&W, Inc., unless any of the foregoing Persons joins this Agreement as a Borrower and becomes a Borrower hereunder pursuant to documentation reasonably satisfactory to Agent.

Increased Amount Date: as defined in Section 2.1.7.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: any intercreditor or similar agreement in effect from time to time among holders of (and relating to) Debt of any Obligor and the Obligations, including any Qualified SCF Intercreditor Agreement and any other intercreditor agreement relating to any Subordinated Debt, which intercreditor agreement shall be on terms satisfactory to Agent in its Permitted Discretion,.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including the determination of the Value of Inventory on the basis of the lower of cost or market, change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America or an Affiliate of Bank of America.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Joinder Agreement: an agreement substantially in the form of Exhibit B.

Joint Venture: a corporation, association, joint stock company, business trust, limited liability company or any other business entity of which not more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed an amount equal to the Aggregate Borrowing Base minus the Tranche B Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Tranche A Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their reasonable discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Fee Percentage: as defined in the definition of the term “Applicable Margin”.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance or a Joinder Agreement.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: (i) Existing Letters of Credit and (ii) any other standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline: $20,000,000.

Leverage Ratio: as of any date of determination, the ratio of (a) all Borrowed Money (other than reimbursement obligations with respect to undrawn letters of credit) of Borrowers and Subsidiaries on a consolidated basis on such date to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises (or owned premises subject to a mortgage, deed of trust or similar security instrument), the lessor (or mortgagee, as applicable) waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Line Cap: the lesser of (a) the aggregate Revolving Commitments then in effect and (b) the Aggregate Borrowing Base.

Loan: a Revolver Loan.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Fourth Amendment Effective Date and on each anniversary of the Fourth Amendment Effective Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, results of operations, Properties (taken as a whole), liabilities or financial condition of the Obligors (taken as a whole), on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs the ability of any Obligor to perform any material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral consisting of Inventory or Account or upon any material portion of any other Collateral.

Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $1,000,000 or more.

Metal-Fab Guaranty: the Guaranty Agreement, dated as of the Sixth Amendment Effective Date, by and among Olympic Steel, 2007 Kenneth F. Shannon Irrevocable Trust U/A/D November 8, 2007 and 2009 Janet A. Shannon Irrevocable Trust U/A/D December 31, 2009.

Metal-Fab Notes: (i) the Promissory Note, dated as of the Sixth Amendment Effective Date, issued by OS Holdings in favor of 2007 Kenneth F. Shannon Irrevocable Trust U/A/D November 8, 2007, in a principal amount of $66,810,000.00 and having a final maturity date no later than the second Business Day following the Sixth Amendment Effective Date; and (ii) the Promissory Note, dated as of the Sixth Amendment Effective Date, issued by OS Holdings in favor of 2009 Janet A. Shannon Irrevocable Trust U/A/D December 31, 2009, in a principal amount of $64,190,000.00 and having a final maturity date no later than the second Business Day following the Sixth Amendment Effective Date.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgages: mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust or deeds to secure debt executed by an Obligor on or about an Eligible Real Estate Inclusion Date, or from time to time thereafter as may be required under the Loan Documents, in favor of Agent, for the benefit of the Secured Parties, by which such Obligor has granted to Agent, as security for the Obligations, a Lien upon the property described therein, together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien which is either (i) senior to Agent’s Liens on Collateral sold or (ii) on assets other than Collateral; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

New Tranche A Revolver Commitments: as defined in Section 2.1.7.

New Tranche A Revolver Lender: as defined in Section 2.1.7.

New Tranche A Revolver Loan: as defined in Section 2.1.7.

New Tranche B Revolver Commitments: as defined in Section 2.1.8.

New Tranche B Revolver Lender: as defined in Section 2.1.8.

New Tranche B Revolver Loan: as defined in Section 2.1.8.

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as Term SOFR Loans, in form satisfactory to Agent.

Noticed Hedge: Secured Bank Product Obligations arising under a Hedging Agreement.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Secured Bank Product Obligations, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Olyac: Olyac, Inc., a Delaware corporation.

Olympic Mexico: Metales de Olympic, S. de R.L. de C.V., an entity organized under the laws of Mexico.

Olympic Trading: Olympic Steel Trading, Inc., an Ohio corporation.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Original Closing Date: June 30, 2010.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Note; LC Document; Fee Letter; Lien Waiver; Intercreditor Agreement; Borrowing Base Certificate; Compliance Certificate; financial statement or report delivered hereunder (other than projections and any other forward looking statement); or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.10(c).

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Tranche A Base Rate Revolver Loan or Tranche B Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

PACE Financing: property assessed clean energy financing, or other energy efficiency or renewable energy financing repaid through assessments against property.

Participant: as defined in Section 13.2.1.

Patent Assignment: each patent collateral assignment agreement pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor’s interests in its patents, as security for the Obligations.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: any Acquisition by a Borrower (i) of substantially all of the assets of a Target, which assets are located in the United States or (ii) 100% of the Equity Interest of a Target organized under the laws of any State in the United States or the District of Columbia, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)         such Acquisition is not a hostile or contested Acquisition and has been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target;

(b)         the business acquired in connection with such Acquisition is a business Borrowers are permitted to engage in pursuant to Section 10.2.16;

(c)         to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 6.2 shall have been satisfied;

(d)         both immediately before and after giving effect to such Acquisition, (A) each of the representations and warranties in the Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent Agent has been notified in writing by Borrowers that any representation or warranty is not correct in all material respects and the Required Lenders have explicitly waived in writing compliance with such representation or warranty) and (B) no Default or Event of Default exists or would result therefrom;

(e)         Borrowers shall have furnished to Agent (and Agent shall promptly deliver same to Lenders) at least ten (10) days (or such shorter period as is acceptable to Agent) prior to the consummation thereof:

(i)         notice of such Acquisition;

(ii)         a draft of the purchase agreement and draft schedules and exhibits thereto (followed by a copy of the final and executed purchase agreement and all schedules and exhibits thereto no later than the date of the consummation of such Acquisition but prior to such consummation) and all other business and financial information reasonably requested by Agent (or any Lender through Agent), including projections of the Aggregate Borrowing Base and Availability; provided that if the proposed Acquisition is for a total consideration of $5,000,000 or less, the information required to be delivered pursuant to this clause (ii) shall be delivered to Agent only upon request by Agent,

(iii)         pro forma financial statements of Borrowers and their Subsidiaries after giving effect to the consummation of such Acquisition;

(f)         immediately before and after giving effect to such Acquisition, either (A) both actual and pro forma, respectively, Availability is equal to or exceeds 17.5% of the Line Cap or (B)(i) both actual and pro forma, respectively, Availability is equal to or exceeds 12.5% of the Line Cap and (ii) immediately after giving effect to such Acquisition, the Adjusted Fixed Charge Coverage Ratio (recomputed for the most recent month for which financial statements have been delivered) is at least 1.00 to 1.00 for the period of twelve fiscal months then most recently ended; and Agent shall have received a certificate, in form and substance satisfactory to Agent, from a knowledgeable Senior Officer of Borrower Agent, certifying (and showing the calculations therefor in reasonable detail and, in the case of demonstrating compliance with subclause (B)(ii) a pro forma Compliance Certificate, in form and substance satisfactory to Agent) compliance with the requirements of this clause (f);

(g)         if such Acquisition is an acquisition of the Equity Interest of a Person, such Acquisition shall be structured either as a merger into one of the Borrowers or in such a way that the Target shall become a wholly-owned Subsidiary of one of the Borrowers and a Borrower hereunder pursuant to documentation reasonably satisfactory to Agent pursuant to Section 10.1.9 hereof substantially contemporaneously with the consummation of such Acquisition;

(h)         no Borrower shall, as a result of or in connection with any such Acquisition, assume or incur any (i) Debt (other than Revolver Loans), other than (x) (I) such Debt which does not exceed $6,250,000 (exclusive of any Earn-Out Obligations) in the aggregate outstanding at any time for all Permitted Acquisitions and which constitutes deferred purchase price owed to the applicable seller and (II) the existing Debt of the Target which is assumed and not incurred in contemplation of such Acquisition to the extent such Debt is separately permitted under Section 10.2.1(c), Section 10.2.1(e), Section 10.2.1(i) or Section 10.2.1(o) or (y) Earn-Out Obligations permitted under clause (i) of the definition of the term “Permitted Contingent Obligations”, or (ii) contingent liabilities (whether relating to environmental, tax, litigation, or other matters and other than Earn-Out Obligations permitted under clause (i) of the definition of the term “Permitted Contingent Obligations”) that, in the case of this clause (ii), could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Effect; and

(i)         all Liens, other than Permitted Liens, on any property which constitutes Collateral under this Agreement and which is acquired (or whose owner’s Equity Interest is acquired) shall be terminated.

Notwithstanding the foregoing, no Accounts or Inventory acquired in a Permitted Acquisition shall be included as Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the satisfaction of Agent, including the establishment of Availability Reserves required in Agent’s Permitted Discretion; provided that the foregoing restriction shall not apply if (A) Agent shall have consented to the inclusion of such acquired Accounts or Inventory and (B) total Availability created by such inclusion does not exceed an amount equal to 10% of total Availability immediately prior to such inclusion. The field examinations and appraisals referred to above conducted in connection with Permitted Acquisitions shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought under Section 10.1.1(b) hereof.

Permitted Asset Disposition: as long as no Default or Event of Default exists (except with respect to clauses (a), (b), (c), (d), (f), (g), (h) and (k) of this definition) and all Net Proceeds of any Asset Disposition described in clause (a) of this definition shall be deposited in a Dominion Account, (a) an Asset Disposition that is a sale of Inventory in the Ordinary Course of Business; (b) a disposition of obsolete, worn out or permanently retired assets or the disposition in the Ordinary Course of Business of assets no longer used (unless it is no longer used primarily in order to take advantage of this clause (b)) or useful in the conduct of Borrowers’ business; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) Asset Dispositions in which the sales price is at least the fair market value of the assets sold and the aggregate fair market or book value (whichever is greater) of such Asset Sales in the aggregate is less than $1,500,000 in any Fiscal Year and at least 80% of the consideration received is cash or Cash Equivalents; (f) sales of Equity Interests in Olympic Steel under any employee stock purchase plan or employee stock option agreement and other sales of Equity Interests in Olympic Steel which do not result in a Change of Control; (g) transfers or other Asset Dispositions (other than transfers or Asset Dispositions of its own Equity Interests) by any Borrower (other than Olympic Steel) to any other Borrower, (h) an Asset Disposition constituting Cash Equivalents; (i) any trade-in or replacement of an asset (other than Inventory and/or Accounts) in the Ordinary Course of Business; (j) Asset Dispositions constituting mergers, consolidations or other business combinations permitted by Section 10.2.9(a); (k) the sale of Real Estate; (l) a sale or transfer of real or personal Property pursuant to a Sale and Leaseback Transaction to the extent such Sale and Leaseback Transaction is permitted by Section 10.2.20, (m) Asset Dispositions of Qualified SCF Accounts pursuant to Qualified SCF Arrangements and (n) any other Asset Disposition approved in writing by Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Fourth Amendment Effective Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of assets permitted hereunder; (f) arising under the Loan Documents; (g) arising under guarantees of the Subordinated Debt, provided that such guarantee shall be subordinated to the same extent as the Subordinated Debt is subordinated to Obligations; (h) arising with respect to customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions; (i) Earn-Out Obligations incurred in connection with Permitted Acquisitions as long as the maximum amount of all liabilities that may arise pursuant to all such Earn-Out Obligations does not exceed $2,000,000 in the aggregate, (j)  arising with respect to customary provisions of any customer agreement or purchase order incurred in the Ordinary Course of Business; or (k) in an aggregate amount of $1,000,000 or less at any time.

Permitted Discretion: a determination made in good faith and in the exercise of discretion from the perspective of a secured asset-based lender.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $6,250,000 at any time.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of an Obligor or ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Pledge Agreement: that certain Pledge Agreement dated as of the Original Closing Date between Olympic Steel, Inc., as a pledgor, the other pledgors party thereto from time to time, and Agent.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Prior Closing Date: July 1, 2011.

Pro Forma EBITDA means, with respect to any Target, EBITDA for such Target for the most recent twelve (12) fiscal month period preceding the acquisition thereof, adjusted by verifiable expense reductions, if any, which are expected to be realized, in each case calculated on a month by month basis by Borrowers and consented to by Agent.

Pro Rata: with respect to any Lender, (a) with respect to the Tranche A Revolver Loans, a percentage (carried out to the ninth decimal place) determined (i) while Tranche A Revolver Commitments are outstanding, by dividing the amount of such Lender’s Tranche A Revolver Commitment by the aggregate amount of all Tranche A Revolver Commitments; and (ii) at any other time, by dividing the amount of such Lender’s Tranche A Revolver Loans and LC Obligations by the aggregate amount of all outstanding Tranche A Revolver Loans and LC Obligations, (b) with respect to the Tranche B Revolver Loans, a percentage (carried out to the ninth decimal place) determined (i) while Tranche B Revolver Commitments are outstanding, by dividing the amount of such Lender’s Tranche B Revolver Commitment by the aggregate amount of all Tranche B Revolver Commitments; and (ii) at any other time, by dividing the amount of such Lender’s Tranche B Revolver Loans by the aggregate amount of all outstanding Tranche B Revolver Loans and (c) with respect to all Loans, a percentage (carried out to the ninth decimal place) determined (i) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (ii) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 20 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

Qualified SCF Account Debtor: (a) The Toro Company, a Delaware corporation, and (b) each other Account Debtor approved by Agent in its Permitted Discretion that is party to a Qualified SCF Arrangement.

Qualified SCF Accounts: in connection with any Qualified SCF Arrangement, Accounts owing by the applicable Qualified SCF Account Debtor, all proceeds thereof (including “proceeds” as defined in the UCC), all rights of the seller of such Accounts to enforce such Accounts and, subject to the applicable Qualified SCF Documents, all other assets of a type customarily transferred or in respect of which security interests are customarily granted in connection with supply chain finance arrangements, factoring or similar arrangements involving the sale of accounts receivable.

Qualified SCF Agreement: (a) the Accounts Receivable Purchase Agreement, dated as of April 27, 2010, between Chicago Tube and Iron and Wells Fargo Bank, National Association (successor by merger to Wells Fargo HSBC Trade Bank, N.A.), and (b) each other purchase agreement or similar agreement between a Borrower and a Qualified SCF Provider with respect to any Qualified SCF Arrangements and on terms acceptable to the Agent.

Qualified SCF Intercreditor Agreement: the Agreement Regarding Receivables Purchase Agreement and Financing Arrangements, dated as of the Prior Closing Date, among Wells Fargo Bank, National Association (successor by merger to Wells Fargo HSBC Trade Bank, N.A.) and Agent, relating to the Toro AR Purchase Agreement and (b) each other lien release, intercreditor agreement or similar agreement between Agent and a Qualified SCF Provider with respect to any Qualified SCF Arrangements, all on terms acceptable to the Agent.

Qualified SCF Arrangement: a supply chain finance arrangement or similar arrangement involving the sale of accounts receivable entered into by a Borrower and disclosed in writing to Agent, pursuant to which such Borrower agrees to assign from time to time to a Qualified SCF Provider its right, title and interest in certain of such Borrower's Accounts owing from a Qualified SCF Account Debtor, provided, that in connection therewith, the applicable Qualified SCF Agreement, Qualified SCF Intercreditor Agreement and any other agreement or documentation entered into with respect thereto (collectively and individually, the “Qualified SCF Documents”), and the arrangement resulting therefrom satisfy all of the following conditions as determined by Agent in its Permitted Discretion: (a) such Borrower does not grant (and the Qualified SCF Provider does not otherwise obtain) any Liens on any Collateral other than Qualified SCF Accounts; (b) the Qualified SCF Documents entered into with respect to such arrangement are in form and substance satisfactory to Agent in its Permitted Discretion; (c) all Accounts of the Qualified SCF Account Debtor shall be excluded from Eligible Accounts and reflected as such on any Borrowing Base Certificate or other sufficiently detailed written certification delivered to Agent; (d) the purchase price with respect to any Qualified SCF Account shall be paid to a Dominion Account, and (e) Agent and the Qualified SCF Provider shall have entered into a Qualified SCF Intercreditor Agreement.

Qualified SCF Documents: as defined in the definition of “Qualified SCF Arrangement”.

Qualified SCF Provider: any bank, other financial institution or other Person (a) party to the Toro AR Purchase Agreement, as receivables purchaser, or (b) approved by Agent in its Permitted Discretion.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced (other than an increase in an aggregate principal amount resulting solely from any capitalized or payment-in-kind interest); (b) it has a final maturity no sooner than, a weighted average life no less than, and, unless otherwise approved by Agent, an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) if subordinated, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced or otherwise on terms and conditions acceptable to Agent; (d) with respect to Refinancing Debt with a principal amount in excess of $6,250,000, the representations, covenants and defaults applicable to it are no less favorable (taken as a whole) in any material respect to Borrowers than those applicable to the Debt being extended, renewed or refinanced, unless otherwise approved by Agent; (e) no additional Lien is granted to secure it (other than additional Permitted Liens on Property not constituting Collateral); (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (f), (l), (m) or (o).

Reimbursement Date: as defined in Section 2.3.2.

Relevant Governmental Body: the Board of Governors of the Federal Reserve System or FRBNY, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or FRBNY, or any successor thereto.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months' rent and other periodic charges that would reasonably be expected to be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans.

Rescindable Amount: as defined in Section 5.1.2.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) (i) Investments in Subsidiaries (other than a Borrower or Guarantor) to the extent existing on the Fourth Amendment Effective Date, (ii) Investments consisting of intercompany loans permitted under Section 10.2.7(e) and Investments other than loans by a Borrower in another Borrower and (iii) other Investments existing on the Fourth Amendment Effective Date and set forth on Schedule 10.2.5; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Investments pursuant to Hedging Agreements permitted hereunder; (e) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business and Investments received in connection with a Permitted Asset Disposition described in clause (e) of the definition of the term “Permitted Asset Disposition”; (f) Investments constituting deposits made in connection with the purchase of goods or services in the Ordinary Course of Business in an aggregate amount for such deposits not to exceed $625,000 at any one time; (g) so long as no Default or Event of Default exists, Investments in Joint Ventures and Foreign Subsidiaries not to exceed $6,250,000 in the aggregate in any Fiscal Year; (h) so long as no Event of Default exists, other Investments not to exceed $625,000 in the aggregate; (i) the investment of funds under the terms of the Olympic Steel, Inc. Executive Deferred Compensation Plan dated effective December 1, 2004 and any other compensation plan established after the Fourth Amendment Effective Date in the Ordinary Course of Business; (j) Permitted Acquisitions; (k) formation, creation or acquisition of one or more Subsidiaries after the Fourth Amendment Effective Date in accordance with Section 10.1.9 that become Borrowers hereunder and (l) any other Investment (other than an Acquisition) as long as immediately before and after giving effect to such Investment, either (A) both actual and pro forma, respectively, Availability is equal to or exceeds 17.5% of the Line Cap or (B)(i) both actual and pro forma, respectively, Availability is equal to or exceeds 12.5% of the Line Cap and (ii) immediately after giving effect to such Investment, the Fixed Charge Coverage Ratio (recomputed for the most recent month for which financial statements have been delivered) is at least 1.00 to 1.00 for the period of twelve fiscal months then most recently ended; and Agent shall have received a certificate, in form and substance satisfactory to Agent, from a knowledgeable Senior Officer of Borrower Agent, certifying (and showing the calculations therefor in reasonable detail and, in the case of demonstrating compliance with subclause (B)(ii), a pro forma Compliance Certificate, in form and substance satisfactory to Agent) compliance with the requirements of this clause (l). In valuing any Investments for the purpose of applying the limitations set forth in any of the foregoing clauses of this definition (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions to a Borrower, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: for any Lender, the aggregate of such Lender’s Tranche A Revolver Commitment and its Tranche B Revolver Commitment. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: any Tranche A Revolver Loan, Tranche B Revolver Loan, Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Notes: collectively, the Tranche A Revolver Notes and the Tranche B Revolver Notes.

Revolver Utilization: the average daily balance of Revolver Loans and stated amount of Letters of Credit during any Fiscal Quarter.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw-Hill Companies, Inc., and its successors.

Sale and Leaseback Transaction: as defined in Section 10.2.20.

Sanction: any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Scheduled Unavailability Date: as defined in Section 3.6.2.

Secured Bank Product Obligations: Bank Product Debt owing to a Secured Bank Product Provider with respect to which the applicable Secured Bank Product Provider (other than Bank of America and its Affiliates) has specified in writing to Agent the maximum amount to be included as a Bank Product Reserve (“Bank Product Amount”), which amount may be established or increased (by further written notice to Agent from time to time) as long as no Default or Event of Default exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Bank Product Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; (b) JPMorgan Chase Bank, N.A. or its Affiliates, in each case, only to the extent party to any Continuing Hedging Agreements or provider of Continuing ACH and Card Services, and (c) any other Lender or Affiliate of a Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, by the later of the Fourth Amendment Effective Date or 10 days following creation of the Bank Product, (i) describing the Bank Product and setting forth the Bank Product Amount and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Security Documents: the Pledge Agreement, Guaranties, Patent Assignments, Trademark Security Agreements, Deposit Account Control Agreements, the Mortgages (upon and after the applicable Eligible Real Estate Inclusion Date with respect thereto), and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Segregated Account Cash Balance: aggregate amount of Cash Equivalents credited to or on deposit in a segregated account maintained with Bank of America over which Agent has exclusive control and which is subject to a control agreement in favor of Agent, for the benefit of Secured Parties, providing for “control” of such securities account within the meaning of Articles 8 and 9 of the UCC.

Senior Officer: the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer or treasurer of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Sixth Amendment: that certain Joinder and Sixth Amendment to Third Amended and Restated Loan and Security Agreement dated as of January 3, 2022 by and among Borrowers, the Lenders and Agent.

Sixth Amendment Effective Date: the “Effective Date” as defined in the Sixth Amendment.

SOFR: the secured overnight financing rate as administered by FRBNY (or a successor administrator).

SOFR Adjustment: a per annum rate equal to 0.10%.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to generally pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.12).

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity more than 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which a Borrower directly or indirectly owns more than 50% of the voting securities or Equity Interests).

Successor Rate: as defined in Section 3.6.2.

Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Sweep Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Availability is less than the greater of (i) $30,000,000 and (ii) 10% of the Line Cap for a period of five (5) consecutive days (a “Sweep Availability Trigger Event”); and (b) continuing until the day no Default or Event of Default or Sweep Availability Trigger Event exists for a period of 30 consecutive days.

Swingline Loan: any Borrowing of Base Rate Tranche A Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Tranche A Revolver Lenders pursuant to Section 4.1.3.

Target: any Person or business unit or asset group of any Person acquired or proposed to be acquired in an Acquisition.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, similar fees or similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term SOFR: (a) for any Interest Period relating to a Loan (other than a Base Rate Loan), a per annum rate equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. on the determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately prior thereto), plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation relating to a Base Rate Loan on any day, a fluctuating rate of interest equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall Term SOFR be less than zero.

Term SOFR Loan: a Loan that bears interest based on clause (a) of the definition of Term SOFR.

Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

Term SOFR Tranche A Revolver Loan: a Tranche A Revolver Loan that bears interest based on clause (a) of the definition of Term SOFR.

Term SOFR Tranche B Revolver Loan: a Tranche B Revolver Loan that bears interest based on clause (a) of the definition of Term SOFR.

Tier I Account Debtor: an Account Debtor (a) with a credit rating of at least Baa3 from Moody’s or BBB- from S&P or (b) that is identified as a Tier 1 Account Debtor on Schedule 2 as of the Fourth Amendment Effective Date and as such Schedule may be updated in writing by Borrower Agent after the Fourth Amendment Effective Date with the approval of Agent in its Permitted Discretion. Each Account Debtor included hereunder pursuant to clause (b) above shall remain a Tier I Account Debtors until written notice from Agent to Borrower Agent that such Account Debtor is no longer an acceptable Tier I Account Debtor in its Permitted Discretion due to an adverse change in the financial condition or credit profile of such Account Debtor.

Tier I Accounts: Eligible Accounts owing from Tier I Account Debtors.

Tier II Account Debtor: an Account Debtor that is not a Tier I Account Debtor.

Tier II Accounts: Eligible Accounts owing from Tier II Account Debtors.

Toro Account: an Account owing to Chicago Tube and Iron by The Toro Company, a Delaware corporation.

Toro AR Purchase Agreement: the Accounts Receivable Purchase Agreement, dated as of April 27, 2010, between Chicago Tube and Iron and Wells Fargo Bank, National Association (successor by merger to Wells Fargo HSBC Trade Bank, N.A.), as in effect on the Prior Closing Date, and as the same may be amended, restated or otherwise modified thereafter to the extent permitted by subsection 9(b) thereof and Section 10.2.19(b) hereof.

Toro Purchased Accounts: any Toro Accounts sold pursuant to the Toro AR Purchase Agreement.

Trademark Security Agreement: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.

Tranche A Accounts Formula Amount: 90% of the Value of Eligible Accounts.

Tranche A Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Tranche A Revolver Commitments, minus the LC Reserve; or (b) the sum of the Tranche A Accounts Formula Amount, plus the Tranche A Inventory Formula Amount, plus the Eligible Equipment Formula Amount plus the Segregated Account Cash Balance plus from and after the Eligible Real Estate Inclusion Date up to the Eligible Real Estate Exclusion Date, the Eligible Real Estate Formula Amount.

Tranche A Increased Amount Date: as defined in Section 2.1.7.

Tranche A Inventory Formula Amount: the sum of (a) the lesser of (i) 80% of the Value of Eligible Inventory; and (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory; plus (b) the lesser of (i) 70% of the Value of Eligible In-Transit Inventory; and (ii) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory.

Tranche A Revolver Commitment: for any Lender, its obligation to make Tranche A Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1 (subject to any increase permitted pursuant to Section 2.1.7), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Tranche A Revolver Commitments” means the aggregate amount of such commitments of all Tranche A Revolver Lenders.

Tranche A Revolver Lenders: as of any date of determination, Lenders having a Tranche A Revolver Commitment or holding a Tranche A Revolver Loan.

Tranche A Revolver Loan: a loan made pursuant to Section 2.1.1(a), and any Swingline Loan, Overadvance Loan or Protective Advance that consists of Tranche A Revolver Loans in accordance with Section 2.1.6.

Tranche A Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A-1, which shall be in the amount of such Lender’s Tranche A Revolver Commitment and shall evidence the Tranche A Revolver Loans made by such Lender.

Tranche A Revolver Termination Date: June 16, 2026.

Tranche B Accounts Formula Amount: 5% of the Value of Eligible Accounts.

Tranche B Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Tranche B Revolver Commitments; or (b) the sum of the Tranche B Accounts Formula Amount plus the Tranche B Inventory Formula Amount.

Tranche B Increased Amount Date: as defined in Section 2.1.8.

Tranche B Inventory Formula Amount: the lesser of (i) 10% of the Value of Eligible Inventory; and (ii) 10% of the NOLV Percentage of the Value of Eligible Inventory.

Tranche B Maximum Amount: as of any date of determination, an amount equal to the lesser of (i) the Tranche B Revolver Commitments of all Tranche B Revolver Lenders on such date and (ii) the Aggregate Borrowing Base on such date minus the Tranche A Borrowing Base on such date.

Tranche B Revolver Commitment: for any Lender, its obligation to make Tranche B Revolver Loans up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Tranche B Revolver Commitments” means the aggregate amount of such commitments of all Tranche B Revolver Lenders.

Tranche B Revolver Lenders: as of any date of determination, Lenders having a Tranche B Revolver Commitment or holding a Tranche B Revolver Loan.

Tranche B Revolver Loan: a loan made pursuant to Section 2.1.1(b), and any Protective Advance that consists of Tranche B Revolver Loans in accordance with Section 2.1.6.

Tranche B Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A-2, which shall be in the amount of such Lender’s Tranche B Revolver Commitment and shall evidence the Tranche B Revolver Loans made by such Lender.

Tranche B Revolver Termination Date: June 16, 2026.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type: any type of a Loan (i.e., Base Rate Loan or Term SOFR Loan) that has the same interest option and, in the case of Term SOFR Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of Illinois or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK Financial Institution: any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Unused Line Fee Percentage: 0.250%.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower or to another Subsidiary of such Borrower that is an Obligor.

U.S. Government Securities Business Day: any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on actual cost specific identification basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person; (c) (i) for Acquired Equipment, the net orderly liquidation value of such Equipment established pursuant to an Acceptable Appraisal provided in connection with, as applicable (i) the Fourth Amendment Effective Date, (ii) the Eligible Equipment Inclusion Date of such Equipment or any Eligible Equipment Reload Date; and (d) for Eligible Real Estate, the fair market value of Eligible Real Estate as of the applicable Eligible Real Estate Inclusion Date, as established pursuant to an Acceptable Appraisal, as such amount is reduced by (i) quarterly amortization following the applicable Eligible Real Estate Inclusion Date on a 15-year straight-line basis and (ii) the fair market value of any Eligible Real Estate Disposed of following the applicable Eligible Real Estate Inclusion Date.

Write-Down and Conversion Powers: (a) the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule; or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2         Accounting Terms

. (a) Under the Loan Documents (except as otherwise specified herein, including Section 10.2.13), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change. If Borrowers adopt the International Financial Reporting Standards, and such change in accounting principles and/or adoption of such standards results in a change in the method or results of calculation of financial covenants and/or defined terms contained in this Agreement, then at the option of the Required Lenders or Borrowers, the parties will enter into good faith negotiations to amend such financial covenants and/or defined terms in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such changes and/or adoption so that the criteria for evaluating the financial condition of Borrowers shall be the same in commercial effect after, as well as before, such changes and/or adoption are made (in which case the method and calculation of financial covenants and/or the defined terms related thereto hereunder shall be determined in the manner so agreed). Notwithstanding anything to the contrary contained in this Section 1.2 or the definition of “Capital Lease”, in the event of a change in GAAP requiring all leases to be capitalized, only those leases that would have constituted Capital Leases on the Closing Date (assuming for purposes hereof that such leases were in existence on the Closing Date) shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to Agent in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

1.3         Uniform Commercial Code

. As used herein, the following terms are defined in accordance with the UCC in effect in the State of Illinois from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4         Certain Matters of Construction

. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) unless otherwise specified, time of day mean Chicago time of day (daylight or standard, as applicable); or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person acting reasonably. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Tranche A Borrowing Base, Tranche B Borrowing Base and Aggregate Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Aggregate Borrowing Base, Tranche A Borrowing Base and Tranche B Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.         CREDIT FACILITIES

2.1         Revolver Commitment

.

2.1.1         Revolver Loans.

(a)          Each Tranche A Revolver Lender agrees, severally on a Pro Rata basis up to its Tranche A Revolver Commitment, on the terms set forth herein, to make Tranche A Revolver Loans to Borrowers from time to time through the Tranche A Revolver Termination Date, provided that prior to the Tranche B Revolver Termination Date, no Tranche A Revolver Loan (other than any Protective Advances or Overadvances or Tranche A Revolver Loans deemed to have been made pursuant to Section 2.3.2 and except as set forth in Section 4.1.3(b)) shall be made pursuant to this Section 2.1.1(a) at any time when the outstanding principal amount of the Tranche B Revolver Loan is less than the Tranche B Maximum Amount. Tranche A Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Tranche A Revolver Lenders have any obligation to honor a request for a Tranche A Revolver Loan if (x) the unpaid balance of Tranche A Revolver Loans outstanding at such time (including the requested Loan) would exceed an amount equal to the Aggregate Borrowing Base minus the Tranche B Borrowing Base or (y) the sum of the unpaid balance of Tranche A Revolver Loans outstanding at such time (including the requested Loan) plus the unpaid balance of Tranche B Revolver Loans outstanding at such time would exceed the Aggregate Borrowing Base.

(b)         Each Tranche B Revolver Lender agrees, severally on a Pro Rata basis up to its Tranche B Revolver Commitment, on the terms set forth herein, to make Tranche B Revolver Loans to Borrowers from time to time through the Tranche B Revolver Termination Date. Tranche B Revolver Loans may be repaid and reborrowed as provided herein; provided that, prior to the Tranche B Revolver Termination Date, prior to repaying any Tranche B Revolver Loan, all outstanding Tranche A Revolver Loans shall have been repaid in full and all outstanding LC Obligations shall have been Cash Collateralized. In no event shall Tranche B Revolver Lenders have any obligation to honor a request for a Tranche B Revolver Loan if (x) the unpaid balance of Tranche B Revolver Loans outstanding at such time (including the requested Loan) would exceed an amount equal to the Aggregate Borrowing Base minus the Tranche A Borrowing Base or (y) the sum of the unpaid balance of Tranche B Revolver Loans outstanding at such time (including the requested Loan) plus the unpaid balance of Tranche A Revolver Loans outstanding at such time would exceed the Aggregate Borrowing Base.

2.1.2         Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Tranche A Revolver Lender, Borrowers shall deliver a Tranche A Revolver Note to such Lender. At the request of any Tranche B Revolver Lender, Borrowers shall deliver a Tranche B Revolver Note to such Lender.

2.1.3         Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; (b) to pay Obligations in accordance with this Agreement; (c) for working capital and other lawful general corporate purposes of Borrowers and (d) to issue Letters of Credit in accordance with the terms hereof. Borrowers shall not, directly or indirectly, use any Letter of Credit or the proceeds of any Loan, nor use, lend, contribute or otherwise make available any Letter of Credit or proceeds of any Loan to any Subsidiary, joint venture partner or other Person, (y) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the subject of Sanctions; or (z) in any manner that will directly result in a violation of Sanctions by any Person (including any Secured Party or other individual or entity participating in the transaction).

2.1.4         Voluntary Reduction or Termination of Revolver Commitments.

(a)         The Tranche A Revolver Commitments shall terminate on the Tranche A Revolver Termination Date, unless sooner terminated in accordance with this Agreement. The Tranche B Revolver Commitments shall terminate on the Tranche B Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 30 days prior written notice to Agent, Borrowers may, at their option, terminate the Tranche A Revolver Commitments, Tranche B Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrowers (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)         Borrowers may permanently reduce the Tranche A Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 30 days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

(c)         Borrowers may permanently reduce the Tranche B Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 30 days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5         Overadvances. If the aggregate outstanding Revolver Loans exceed the Aggregate Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent or Required Lenders, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Any payments received by Agent with respect to an Overadvance shall be applied first to all outstanding Tranche A Revolver Loans and then to all outstanding Tranche B Revolver Loans. Unless its authority has been revoked in writing by Required Lenders, Agent may require Tranche B Revolver Lenders and, if the outstanding principal amount of Tranche B Revolver Loans is greater than the Tranche B Maximum Amount, Tranche A Revolver Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the aggregate Revolver Commitments then in effect; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than 10% of the aggregate Revolver Commitments then in effect, and (ii) does not continue for more than 30 consecutive days; provided, however, that there shall be no more than three separate Overadvances in any Loan Year. In no event shall Overadvance Loans be required that would cause (i) the outstanding Tranche A Revolver Loans and LC Obligations of any Tranche A Revolver Lender to exceed its Tranche A Revolver Commitment, (ii) the outstanding Tranche B Revolver Loans of any Tranche B Revolver Lender to exceed its Tranche B Revolver Commitment or (iii) the outstanding Tranche A Revolver Loans, Tranche B Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms. If the aggregate Tranche B Revolver Loans exceed at any time (A) the Aggregate Borrowing Base minus Tranche A Borrowing Base or (B) the Tranche B Maximum Amount, the excess amount, on a Pro Rata basis for each Tranche B Revolver Lender, shall be automatically converted into an outstanding principal amount of the Tranche A Revolver Loan, on a Pro Rata basis for each Tranche A Revolver Lender.

2.1.6         Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of $2,500,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses; provided that such Revolver Loans shall be Tranche A Revolver Loans unless the outstanding principal amount of Tranche B Revolver Loans is less than the Tranche B Maximum Amount, in which case up to an amount equal to the Tranche B Maximum Amount minus the outstanding principal amount of Tranche B Revolver Loans of such Revolver Loans shall be Tranche B Revolver Loans, and the remaining amount of such Revolver Loans shall be Tranche A Revolver Loans; provided further that, (i) the aggregate amount of outstanding Protective Advances constituting Tranche A Revolver Loans plus the outstanding Tranche A Revolver Loans and LC Obligations of any Lender shall not exceed its Tranche A Revolver Commitment, (ii) the aggregate amount of outstanding Protective Advances constituting Tranche A Revolver Loans plus the outstanding Tranche B Revolver Loans of any Lender shall not exceed its Tranche B Revolver Commitment and (iii) the outstanding Revolver Loans and LC Obligations shall not exceed the aggregate Revolver Commitments. Each Tranche A Revolver Lender or Tranche B Revolver Lender, as applicable, shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7         Incremental Tranche A Facilities

(a)         Borrower Agent may by written notice to Agent elect to request, on behalf of Borrowers, prior to the Tranche A Revolver Termination Date, an increase to the existing Tranche A Revolver Commitments (any such increase, the “New Tranche A Revolver Commitments”), by an amount, when combined with the aggregate amount of any New Tranche B Revolver Commitments (as defined below), not in excess of $200,000,000 in the aggregate after the Sixth Amendment Effective Date and not less than $20,000,000 individually (or such lesser amount which (i) shall be approved by Agent or (ii) shall constitute the difference between $200,000,000 and all such New Tranche A Revolver Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, a “Tranche A Increased Amount Date” and, together with each Tranche B Increased Amount Date (as defined below), each, an “Increased Amount Date”) on which Borrowers propose that the New Tranche A Revolver Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Tranche A Revolver Lender”) to whom Borrowers propose any portion of such New Tranche A Revolver Commitments be allocated and the amounts of such allocations; provided that Agent may elect or decline to arrange such New Tranche A Revolver Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Tranche A Revolver Commitments may elect or decline, in its sole discretion, to provide a New Tranche A Revolver Commitment. Such New Tranche A Revolver Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Tranche A Revolver Commitments; (2) Borrower Agent shall have delivered pro forma financial statements and a pro forma Compliance Certificate, dated as of the Increased Amount Date, in form and substance satisfactory to Agent, (3) the New Tranche A Revolver Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Borrowers, the New Tranche A Revolver Lender and Agent, each of which shall be recorded by Agent, (4) each New Tranche A Revolver Lender shall be subject to the requirements set forth in, and shall deliver the documents required to be delivered pursuant to, Sections 5.10.1 and 5.10.2; (5) Borrowers shall make any payments required pursuant to Section 3.9 in connection with the New Tranche A Revolver Commitments and the re-allocation of loans contemplated by Section 2.1.7(b) below; and (6) Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Agent in connection with any such transaction.

(b)         On any Increased Amount Date on which New Tranche A Revolver Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders shall assign to each of the New Tranche A Revolver Lenders, and each of the New Tranche A Revolver Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), such interests in the Tranche A Revolver Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolver Loans will be held by existing Lenders and New Tranche A Revolver Lenders ratably in accordance with their Tranche A Revolver Commitments after giving effect to the addition of such New Tranche A Revolver Commitments to the Tranche A Revolver Commitments, (ii) each New Tranche A Revolver Commitment shall be deemed for all purposes a Tranche A Revolver Commitment and each Loan made thereunder (a “New Tranche A Revolver Loan”) shall be deemed, for all purposes, a Tranche A Revolver Loan and (iii) each New Tranche A Revolver Lender shall become a Lender with respect to the New Tranche A Revolver Commitment and all matters relating thereto.

(c)         Agent shall notify Lenders promptly upon receipt of Borrower Agent’s notice of each Increased Amount Date and in respect thereof (i) the New Tranche A Revolver Commitments and the New Tranche A Revolver Lenders, and (ii) the respective interests in each Lender’s Tranche A Revolver Loans subject to the assignments contemplated by this Section 2.1.7.

(d)         The terms and provisions of the New Tranche A Revolver Loans shall be identical to the Tranche A Revolver Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Agent to effect the provision of this Section 2.1.7.

2.1.8         Incremental Tranche B Facilities

(a)         Borrower Agent may by written notice to Agent elect to request, on behalf of Borrowers, prior to the Tranche B Revolver Termination Date, an increase to the existing Tranche B Revolver Commitments (any such increase, the “New Tranche B Revolver Commitments”), by an amount not in excess of (i) $15,000,000 in the aggregate after the Fourth Amendment Effective Date and (ii) when combined with the aggregate amount of any New Revolver Tranche A Commitments, $200,000,000. Each such increase shall not be less than $5,000,000 individually (or such lesser amount which (i) shall be approved by Agent or (ii) shall constitute the difference between $15,000,000 and all such New Tranche B Revolver Commitments obtained prior to such date), and integral multiples of $1,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, a “Tranche B Increased Amount Date”) on which Borrowers propose that the New Tranche B Revolver Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Tranche B Revolver Lender”) to whom Borrowers propose any portion of such New Tranche B Revolver Commitments be allocated and the amounts of such allocations; provided that Agent may elect or decline to arrange such New Tranche B Revolver Commitments in its sole discretion and any Lender approached to provide all or a portion of the New Tranche B Revolver Commitments may elect or decline, in its sole discretion, to provide a New Tranche B Revolver Commitment. Such New Tranche B Revolver Commitments shall become effective as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Tranche B Revolver Commitments; (2) Borrower Agent shall have delivered pro forma financial statements and a pro forma Compliance Certificate, dated as of the Increased Amount Date, in form and substance satisfactory to Agent, (3) the New Tranche B Revolver Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Borrowers, the New Tranche B Revolver Lender and Agent, each of which shall be recorded by Agent, (4) each New Tranche B Revolver Lender shall be subject to the requirements set forth in, and shall deliver the documents required to be delivered pursuant to, Sections 5.10.1 and 5.10.2; (5) Borrowers shall make any payments required pursuant to Section 3.9 in connection with the New Tranche B Revolver Commitments and the re-allocation of loans contemplated by Section 2.1.8(b) below; and (6) Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Agent in connection with any such transaction.

(b)         On any Increased Amount Date on which New Tranche B Revolver Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders shall assign to each of the New Tranche B Revolver Lenders, and each of the New Tranche B Revolver Lenders shall purchase from each of the Lenders, at the principal amount thereof (together with accrued interest), such interests in the Tranche B Revolver Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolver Loans will be held by existing Lenders and New Tranche B Revolver Lenders ratably in accordance with their Tranche B Revolver Commitments after giving effect to the addition of such New Tranche B Revolver Commitments to the Tranche B Revolver Commitments, (ii) each New Tranche B Revolver Commitment shall be deemed for all purposes a Tranche B Revolver Commitment and each Loan made thereunder (a “New Tranche B Revolver Loan”) shall be deemed, for all purposes, a Tranche B Revolver Loan and (iii) each New Tranche B Revolver Lender shall become a Lender with respect to the New Tranche B Revolver Commitment and all matters relating thereto.

(c)         Agent shall notify Lenders promptly upon receipt of Borrower Agent’s notice of each Increased Amount Date and in respect thereof (i) the New Tranche B Revolver Commitments and the New Tranche B Revolver Lenders, and (ii) the respective interests in each Lender’s Tranche B Revolver Loans subject to the assignments contemplated by this Section 2.1.8.

(d)         The terms and provisions of the New Tranche B Revolver Loans shall be identical to the Tranche B Revolver Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Agent to effect the provision of this Section 2.1.8.

(e)         For the avoidance of doubt, at no time shall the aggregate amount of all New Tranche A Revolver Commitments plus New Tranche B Revolver Commitments exceed $200,000,000.

2.2         [Reserved]

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2.3         Letter of Credit Facility

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2.3.1         Issuance of Letters of Credit. Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Tranche A Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)         Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)         Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower or its Subsidiaries incurred in the Ordinary Course of Business; or (ii) as otherwise approved by Agent. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)         Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)         In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2         Reimbursement; Participations.

(a)         If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Tranche A Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Tranche A Revolver Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)         Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Tranche A Revolver Lenders and each Tranche A Revolver Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Tranche A Revolver Lender’s Pro Rata share of such payment. Upon request by a Tranche A Revolver Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)         The obligation of each Tranche A Revolver Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)         No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3         Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that the outstanding principal amount of the Tranche A Revolver Loans is greater than an amount equal to the Aggregate Borrowing Base minus the Tranche B Borrowing Base, (c) the outstanding principal amount of the Tranche A Revolver Loans, plus the Tranche B Revolver Loans plus the LC obligations is greater than the Aggregate Borrowing Base, (d) after the Commitment Termination Date, or (e) within 20 Business Days prior to the Tranche A Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Tranche A Revolver Lenders may (and shall upon direction of Agent) advance, as Tranche A Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

SECTION 3.         INTEREST, FEES AND CHARGES

3.1         Interest

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3.1.1         Rates and Payment of Interest.

(a)         The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Term SOFR Loan, at Term SOFR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Tranche A Revolver Loans. Notwithstanding the foregoing, each LIBOR Loan (as defined in this Agreement as in effect immediately prior to the Sixth Amendment Effective Date) outstanding under this Agreement immediately prior to the Sixth Amendment Effective Date shall automatically be converted on the Sixth Amendment Effective Date into a Term SOFR Loan having a one month Interest Period. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue

(b)         During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, outstanding Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c)         Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2         Application of Term SOFR to Outstanding Loans.

(a)         Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any Term SOFR Loan at the end of its Interest Period as, a Term SOFR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a Term SOFR Loan.

(b)         Whenever Borrowers desire to convert or continue Loans as Term SOFR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), whether such Loans are Tranche A Revolver Loans or Tranche B Revolver Loans and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any Term SOFR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternate, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source(s).

3.1.3         Interest Periods. In connection with the making, conversion or continuation of any Term SOFR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which Interest Period shall be one, three or six months (in each case, subject to availability); provided, however, that:

(a)         the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a Term SOFR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)         if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)         no Interest Period with respect to Tranche A Revolver Loan shall extend beyond the Tranche A Revolver Termination Date, and no Interest Period with respect to Tranche B Revolver Loan shall extend beyond the Tranche B Revolver Termination Date.

3.1.4         Interest Rate Not Ascertainable. If Agent shall determine that on any date for determining Term SOFR adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make Term SOFR Loans shall be suspended, and no further Loans may be converted into or continued as Term SOFR Loans.

3.2         Fees

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3.2.1         Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of Tranche A Revolver Lenders (other than any Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Tranche A Revolver Loan), a fee equal to the Unused Line Fee Percentage per annum times the amount by which the Tranche A Revolver Commitments (other than Tranche A Revolver Commitments of a Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Tranche A Revolver Loan) exceed the average daily balance of Tranche A Revolver Loans and stated amount of Letters of Credit during any month. Such fees shall be payable in arrears, on the first day of each month and on the earliest to occur of (a) the Tranche A Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; and (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2. In addition, Borrowers shall pay to Agent, for the Pro Rata benefit of Tranche B Revolver Lenders (other than any Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Tranche B Revolver Loan), a fee equal to the Unused Line Fee Percentage per annum times the amount by which the Tranche B Revolver Commitments (other than Tranche B Revolver Commitments of a Defaulting Lender for so long as such Defaulting Lender has not funded its Pro Rata share of a Tranche B Revolver Loan) exceed the average daily balance of Tranche B Revolver Loans during any month. Such fee shall be payable in arrears, on the first day of each month and on the earliest to occur of (a) the Tranche B Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; and (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

3.2.2         LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Tranche A Revolver Lenders, a fee equal to the LC Fee Percentage times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to each Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Letter of Credit issued by such Issuing Bank, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to each Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3         Agent Fees. In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3         Computation of Interest, Fees, Yield Protection

. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4         Reimbursement Obligations

. Borrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all reasonable and documented out-of-pocket and allocated internal legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All reasonable legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that (i) a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid and (ii) a lower Applicable Margin should have applied to a period than was actually applied, then, neither Agent nor any Lender shall have any obligation to repay any interest or fees to Borrowers; provided, if, no Event of Default exists, the amount equal to the difference between the amount of interest and fees actually paid and the amount of interest and fees that would have accrued using the proper Applicable Margin shall be credited in a manner reasonably acceptable to Agent against interest and fees payable hereunder in the next succeeding period; provided, further, if as a result of any restatement or other event a proper calculation of the Applicable Margin would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods. All amounts payable by Borrowers under this Section shall be due on demand.

3.5         Illegality

. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office, to make, maintain or fund Loans whose interest is determined by reference to Term SOFR, or to determine or charge interest rates based upon Term SOFR, then, upon notice thereof by such Lender to the Borrower Agent (through Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans in each case shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or convert Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain the Loan and charge applicable interest to such day, or immediately, if such Lender cannot so maintain the Loan. Upon any prepayment or conversion of a Loan pursuant to this Section, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6         Inability to Determine Rates.

3.6.1         Inability to Determine Rate. If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.6.2, and the circumstances under Section 3.6.2(a) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) Agent or Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrowers and Lenders. Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described in clause (b) above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (I) Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans, and (II) any outstanding Term SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:

(a)         adequate and reasonable means do not exist for ascertaining one, three and six month Interest Periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(b)         CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month Interest Periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such Interest Periods of Term SOFR after such specific date (the latest date on which one, three and six month Interest Periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, “Scheduled Unavailability Date”);

then, on a date and time determined by Agent (any such date, “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, any Loan Document (“Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (x) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar Dollar denominated syndicated credit facilities syndicated and agented in the United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar Dollar denominated credit facilities syndicated and agented in the United States. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.

Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would be less than zero, the Successor Rate will be deemed to be zero for all purposes of the Loan Documents.

3.7         Increased Costs; Capital Adequacy

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3.7.1         Change in Law. If any Change in Law shall:

(a)         impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Issuing Bank;

(b)         subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c)         impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Term SOFR Loan (or of maintaining its obligation to make any such Loan) or Commitment, or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2         Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company would have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3         Term SOFR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each Term SOFR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4         Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8         Mitigation

. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.9, then, at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9         Funding Losses

. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a Term SOFR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a Term SOFR Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a Term SOFR Loan when required hereunder or (d) a Lender (other than a Defaulting Lender) is required to assign a Term SOFR Loan prior to the end of its Interest Period pursuant to Section 12.10, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses, expenses and fees arising from redeployment of funds or termination of match funding.

3.10         Maximum Interest

. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.         LOAN ADMINISTRATION

4.1         Manner of Borrowing and Funding Revolver Loans

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4.1.1         Notice of Borrowing.

(a)         Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 12:00 noon (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of Term SOFR Loans. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is of Tranche A Revolver Loans or Tranche B Revolver Loans; provided that such Borrowing shall be Tranche A Revolver Loans unless, prior to the Tranche B Revolver Termination Date, the outstanding principal amount of Tranche B Revolver Loans is less than the Tranche B Maximum Amount, in which case up to an amount equal to the Tranche B Maximum Amount minus the outstanding principal amount of Tranche B Revolver Loans of such Borrowing shall be Tranche B Revolver Loans, and the remaining amount of such Borrowing shall be Tranche A Revolver Loans, (D) whether the Borrowing is to be made as Base Rate Loans or Term SOFR Loans, and (E) in the case of Term SOFR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)         Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations; provided that such request for Revolver Loans shall be a request for Tranche A Revolver Loans unless, prior to the Tranche B Revolver Termination Date, the outstanding principal amount of Tranche B Revolver Loans is less than the Tranche B Maximum Amount, in which case up to an amount equal to the Tranche B Maximum Amount minus the outstanding principal amount of Tranche B Revolver Loans of such Revolver Loans shall be a request for Tranche B Revolver Loans, and the remaining amount of such Revolver Loans shall be a request for Tranche A Revolver Loans. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations then due and owing against the Loan or any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)         If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check, ACH or electronic debit, or other item at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and such payment item; provided that such request for Revolver Loans shall be a request for Tranche A Revolver Loans unless, prior to the Tranche B Revolver Termination Date, the outstanding principal amount of Tranche B Revolver Loans is less than the Tranche B Maximum Amount, in which case up to an amount equal to the Tranche B Maximum Amount minus the outstanding principal amount of Tranche B Revolver Loans of such Revolver Loans shall be a request for Tranche B Revolver Loans, and the remaining amount of such Revolver Loans shall be a request for Tranche A Revolver Loans. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2         Fundings by Lenders. Each Tranche A Revolver Lender shall timely honor its Tranche A Revolver Commitment by funding its Pro Rata share of each Borrowing of Tranche A Revolver Loans that is properly requested hereunder. Each Tranche B Revolver Lender shall timely honor its Tranche B Revolver Commitment by funding its Pro Rata share of each Borrowing of Tranche B Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of Term SOFR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3         Swingline Loans; Settlement.

(a)         Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $20,000,000, unless the funding is specifically required to be made by all applicable Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)         To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders; provided that Swingline Loans shall be settled as Tranche A Revolver Loans. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then (i) each Tranche B Revolver Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan (in an aggregate principal amount not to exceed the aggregate amount of the Tranche B Revolver Commitments minus the outstanding principal amount of Tranche B Revolver Loans) and (ii) each Tranche A Revolver Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan to the extent not participated to the Tranche B Revolver Lenders pursuant to the foregoing clause (i) and, in each case, such Lenders shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4         Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.1.5         Conforming Changes. Agent may make Conforming Changes from time to time with respect to SOFR, Term SOFR or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Agent shall post or provide each such amendment to Lenders and Borrower Agent reasonably promptly after it becomes effective.

4.2         Defaulting Lender

.

4.2.1         Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations to fund or participate in Loans or Letters of Credit, Agent in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares (provided that, no Tranche A Revolver Lender shall be reallocated any such amounts or be required to fund any amounts pursuant to such reallocation that would cause the sum of its outstanding Tranche A Revolver Loans and its participations in outstanding Letters of Credit to exceed its Tranche A Revolver Commitment, and no Tranche B Revolver Lender shall be reallocated any such amounts or be required to fund any amounts pursuant to such reallocation that would cause the sum of its Tranche B Revolver Loans to exceed its Tranche B Revolver Commitment). A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2         Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulted Lender are reallocated to other Tranche A Revolver Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Tranche A Revolver Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3         Cure. Borrowers, Agent and, in the case of a Defaulting Lender that is a Tranche A Revolver Lender, Issuing Bank may agree in writing that a Tranche A Revolver Lender or a Tranche B Revolver Lender, as the case may be, is no longer a Defaulting Lender. At such time, Pro Rata shares shall be reallocated without exclusion of such Tranche A Revolver Lender’s Commitments and Loans or such Tranche A Revolver Lender’s Commitments and Loans, as applicable, and, in the case of a Tranche A Revolver Lender, all outstanding Tranche A Revolver Loans, LC Obligations and other exposures under the Tranche A Revolver Commitments shall be reallocated among Tranche A Revolver Lenders and settled by Agent (with appropriate payments by the reinstated Tranche A Revolver Lender) in accordance with the readjusted Pro Rata shares, and, in the case of a Tranche B Revolver Lender, all outstanding Tranche B Revolver Loans and other exposures under the Tranche B Revolver Commitments shall be reallocated among Tranche B Revolver Lenders and settled by Agent (with appropriate payments by the reinstated Tranche B Revolver Lender) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

4.3         Number and Amount of Term SOFR Loans; Determination of Rate

. Each Borrowing of Term SOFR Loans when made shall be in a minimum amount of $5,000,000, plus any increment of $1,000,000 in excess thereof. No more than 7 Borrowings of Term SOFR Loans may be outstanding at any time, and all Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining Term SOFR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4         Borrower Agent

. Each Borrower hereby designates Olympic Steel (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Tranche A Borrowing Base, Tranche B Borrowing Base, Aggregate Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5         One Obligation

. The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6         Effect of Termination

. On the effective date of any termination of the Commitments, all Obligations (other than Secured Bank Product Obligations) shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). All undertakings of Borrowers (other than those that survive by their terms) contained in the Loan Documents shall survive any termination until Full Payment of the Obligations, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its reasonable discretion, deems necessary to protect against any such damages. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

4.7         Renewal Discussions

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Provided that no Default or Event of Default has occurred and is continuing, Agent agrees to enter into discussions with Borrower Agent, upon a request from Borrower Agent, regarding an extension of the then applicable Revolver Termination Date to a date that is one year later than the Revolver Termination Date then in effect.

SECTION 5.         PAYMENTS

5.1         General Payment Provisions

; Erroneous Payments.

5.1.1         Payments Generally. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 1:00 p.m. on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Term SOFR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans shall be applied first to Base Rate Loans and then to Term SOFR Loans.

5.1.2         Payments Made in Error. Unless Agent has received notice from Borrower Agent prior to the date on which any payment is due to Agent for the account of any Lender or any Issuing Bank hereunder that Borrowers will not make such payment, Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. With respect to any payment that Agent makes for the account of the Lenders or Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrowers have not in fact made such payment; (2) Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed); or (3) Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice by Agent to Issuing Bank, any Lender or any Borrower with respect to any amount owing under this Section 5.1.2 shall be conclusive, absent manifest error.

5.2         Repayment of Revolver Loans

. Tranche A Revolver Loans shall be due and payable in full on the Tranche A Revolver Termination Date, unless payment is sooner required hereunder. Tranche B Revolver Loans shall be due and payable in full on the Tranche B Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium; provided that, prior to the Tranche B Revolver Termination Date, no prepayments of Tranche B Revolver Loans may be made unless all outstanding Tranche A Revolver Loans have been repaid in full and all outstanding LC Obligations have been Cash Collateralized. If any Asset Disposition includes the disposition of Accounts or Inventory, Borrowers shall, in the case of such Asset Disposition permitted by clause (a) of the definition of the term “Permitted Asset Disposition”, deposit the proceeds thereof in a Dominion Account and in the case of such other Asset Dispositions that includes the disposition of Accounts or Inventory, repay the Revolver Loans in accordance with Section 5.3 in an amount equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Aggregate Borrowing Base upon giving effect to such disposition. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Aggregate Borrowing Base; provided, that, prior to the Tranche B Revolver Termination Date, no repayment of Tranche B Loans may be made until the Tranche A Revolver Loans have been repaid in full and all outstanding LC Obligations have been Cash Collateralized.

5.3         Application of Certain Prepayment

. Any prepayments required to be made by Borrowers in connection with Asset Dispositions pursuant to Section 5.2 shall be applied as follows:

(a)         first, to all principal amounts owing to Agent on Swingline Loans and Protective Advances;

(b)         second, to all principal amounts owing to Tranche A Revolver Lenders on Tranche A Revolver Loans; and

(c)         third, to all principal amounts owing to Tranche B Revolver Lenders on Tranche B Revolver Loans.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.

5.4         Payment of Other Obligations

. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5         Marshaling; Payments Set Aside

. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6         Post-Default Allocation of Payments

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5.6.1         Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)         first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)         second, to all amounts owing to Agent on Swingline Loans;

(c)         third, to all amounts owing to Issuing Bank;

(d)         fourth, to all Obligations constituting fees (other than Secured Bank Product Obligations) on Tranche A Revolver Loans and Tranche A Revolver Commitments;

(e)         fifth, to all Obligations constituting interest (other than Secured Bank Product Obligations) on Tranche A Revolver Loans;

(f)         sixth, to Cash Collateralization of LC Obligations;

(g)         seventh, to all Tranche A Revolver Loans and Noticed Hedges, including Cash Collateralization of Noticed Hedges, but excluding (i) such amount of Noticed Hedges that exceeds the amount of the Bank Product Reserve as determined by Agent and established in respect thereof and (ii) Obligations under Continuing Hedging Agreements;

(h)         eighth, to all Obligations constituting fees on Tranche B Revolver Loans and Tranche A Revolver Commitments;

(i)         ninth, to all Obligations constituting interest on Tranche B Revolver Loans;

(j)         tenth, to all Tranche B Revolver Loans;

(k)         eleventh, to all other Obligations (including such amount of Noticed Hedges that exceeds the amount of the Bank Product Reserve as determined by Agent and established in respect thereof) other than Obligations arising under Continuing ACH and Card Services and Continuing Hedging Agreements;

(l)         twelfth, to all Obligations arising in connection with Continuing ACH and Card Services; and

(m)         last, to all Obligations arising under Continuing Hedging Agreements.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to Agent for determining the amount due. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by Agent, Agent may assume the amount to be distributed is the Bank Product Amount last reported to Agent. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.

5.6.2         Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7         Application of Payments

. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Sweep Trigger Period. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds while an Event of Default exists, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, while an Event of Default exists; provided that such amounts shall not be applied in repayment of Tranche B Revolver Loans unless all outstanding Tranche A Revolver Loans have been repaid in full and all outstanding LC Obligations have been Cash Collateralized.

5.8         Loan Account; Account Stated

.

5.8.1         Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2         Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9         Taxes

.

5.9.1         Payments Free of Taxes; Obligations to Withhold; Tax Payment.

(a)         All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.10.

(b)         If Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)         If Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.9.2         Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.9.3         Tax Indemnification.

(a)         Each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)         Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.9.4         Evidence of Payments. As soon as practicable after payment by an Obligor of any Taxes pursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.

5.9.5         Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9.6         Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.10         Lender Tax Information

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5.10.1         Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrowers and Agent properly completed and executed documentation reasonably requested by Borrowers or Agent as will permit such payments to be made without or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.10.2         Documentation. Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)         Any Lender that is a U.S. Person shall deliver to Borrowers and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)         Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BENE establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         executed copies of IRS Form W-8ECI.

(iii)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed copies of IRS Form W-8BENE; or

(iv)         to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such partner;

(c)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)         if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent, at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.10.3         Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.11         Nature and Extent of Each Borrower’s Liability

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5.11.1         Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2         Waivers.

(a)         Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)         Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non‑judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3         Extent of Liability; Contribution.

(a)         Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b)         If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)         Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

5.11.4         Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5         Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

5.12         Keepwell

. Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.12 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

SECTION 6.         CONDITIONS PRECEDENT

6.1         Conditions to Initial Loans

. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied (except as expressly waived or postponed pursuant to a post-closing matters agreement among Borrowers and Agent, dated as of the Closing Date):

(a)         Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)         Agent shall have made or provisions shall have been made for all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)         Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respect (without duplication of any materiality qualifier contained therein); and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(d)         Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(e)         Agent shall have received a written opinion of Jones Day, as well as any local counsel to Borrowers, in form and substance reasonably satisfactory to Agent; provided the Iowa local counsel opinion shall be delivered no later than December 15, 2017.

(f)         Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(g)         Agent shall have received certificates of insurance for the insurance policies carried by Borrowers with respect to property insurance policies related to the Collateral and with respect to liability insurance policies, all in compliance with the Loan Documents.

(h)         Agent shall have completed an appraisal of Borrowers’ Inventory, Equipment, and a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of the Obligors (taken as a whole) since December 31, 2016 or in the quality, quantity or value of the Collateral (taken as a whole) shall have occurred since October 31, 2017.

(i)         Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(j)         Agent shall have received a Borrowing Base Certificate prepared as of October 31, 2017.

(k)         Agent shall have received (i) financial projections of Borrowers for fiscal years 2018-2021, evidencing Borrowers’ compliance with the financial covenants set forth in Section 10.3 and (ii) interim financial statements as of September 30, 2017 for Borrowers

(l)         Borrowers shall have paid to Agent all accrued and unpaid interest and fees under the Existing Loan and Security Agreement as of the close of business on the date hereof.

(m)         All conditions precedent in any other Loan Document shall be satisfied.

6.2         Conditions Precedent to All Credit Extensions

. Agent, Issuing Bank and Lenders shall not be required to fund any Loans or arrange for issuance of any Letters of Credit, unless the following conditions are satisfied:

(a)         No Default or Event of Default shall exist at the time of, or result from, such funding or issuance;

(b)         The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date of, and upon giving effect to, such funding or issuance (except for representations and warranties that expressly relate to an earlier date);

(c)         No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(d)         With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan or issuance of a Letter of Credit shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.

SECTION 7.         COLLATERAL

7.1         Grant of Security Interest

. To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)         all Accounts;

(b)         all Chattel Paper, including electronic chattel paper;

(c)         all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)         all Deposit Accounts;

(e)         all Documents;

(f)         all General Intangibles, including Intellectual Property;

(g)         all Goods, including Inventory, Equipment, fixtures and rolling stock;

(h)         all Instruments;

(i)         all Investment Property;

(j)         all Letter-of-Credit Rights;

(k)         all Supporting Obligations;

(l)         all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)         all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)         all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the security interest attach to, or the terms “Collateral” be deemed to include the following (collectively, the “Excluded Property”): (i) Excluded Equity, (ii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) Real Estate, other than Eligible Real Estate in which a Mortgage has been granted to the Agent and (iv) any lease, license, contract or agreement to which a Borrower is a party, in any case if and for so long as and to the extent that (A) such lease, license, contract or agreement prohibits or requires the consent of any Person other than a Borrower which has not been obtained as a condition to the creation by such Borrower of a Lien on any right, title or interest in such lease, license, contract or agreement or any of such Borrower’s rights or interests thereunder or (B) to the extent that any Applicable Law prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

7.2         Lien on Deposit Accounts; Cash Collateral

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7.2.1         Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account (other than an Excluded Account) maintained by such Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2         Cash Collateral. Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3         [Reserved]

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7.4         Other Collateral

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7.4.1         Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Agent (for the benefit of Secured Parties).

7.4.2         Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Fourth Amendment Effective Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights (other than, as long as no Event of Default exists, any Collateral consisting of Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights with a value of less than $1,000,000 in the aggregate for all such Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property and Letter-of-Credit Rights) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5         No Assumption of Liability

. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Obligor.

7.6         Further Assurances

. Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Agent before the Fourth Amendment Effective Date to effect or perfect its Lien on any Collateral.

7.7         Release of Collateral

. At the time that Lenders authorize Agent to release Liens pursuant to Section 12.2.1(a) and subject to Section 4.6, the Collateral shall be released from the Lien created hereby and all rights to the Collateral shall revert to Borrowers. At the request of any Borrower following any such termination, Agent shall deliver to such Borrower any Collateral of such Borrower held by Agent hereunder and execute and deliver to such Borrower such documents as such Grantor shall reasonably request to evidence such termination.

SECTION 8.         COLLATERAL ADMINISTRATION

8.1         Borrowing Base Certificates

. By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request during any Borrowing Base Reporting Trigger Period. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2         Administration of Accounts

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8.2.1         Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request (but in any event no less frequently than monthly), and Agent shall promptly deliver same to Lenders. Each Borrower shall also provide to Agent (and Agent shall promptly deliver same to Lenders), on or before the 20th day of each month and at such other times as Agent may request during any Borrowing Base Reporting Trigger Period, a detailed aged trial balance of all Accounts as of the end of the preceding month and as of the end of such other period as Agent may request during any Borrowing Base Reporting Trigger Period, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $5,000,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2         Taxes. If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3         Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process; provided that Agent shall use reasonable efforts to notify Borrower Agent of such verification.

8.2.4         Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Borrowers shall obtain a Deposit Account Control Agreement from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Sweep Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, during any Sweep Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5         Proceeds of Collateral. Borrowers shall request in writing and otherwise take all reasonably necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3         Administration of Inventory

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8.3.1         Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request (but in any event no less frequently than monthly), and Agent shall promptly deliver same to Lenders. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent during any Borrowing Base Reporting Trigger Period) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report (Agent shall promptly deliver same to Lenders) based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count at no cost to Borrowers unless such participation or observation takes place during the annual inspection under Section 10.1.1 hereunder.

8.3.2         Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $5,000,000; and (d) any payment received by a Borrower for a return is promptly remitted to Agent for application to the Obligations.

8.3.3         Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA in all material respects. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law in all material respects, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4         Administration of Equipment

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8.4.1         Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2         Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of Equipment with an aggregate value for all such Equipment (which value, for any Equipment, shall be either its net orderly liquidation value determined from the most recent appraisal or if such net orderly liquidation value is not available, its net book value) in excess of $750,000, without the prior written consent of Agent, other than a Permitted Asset Disposition.

8.4.3         Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs (in the business judgment of Borrowers) have been made, reasonable wear and tear excluded. Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5         Administration of Deposit Accounts

. Schedule 8.5 sets forth as of the Fourth Amendment Effective Date all Deposit Accounts maintained by Borrowers, including all Dominion Accounts. Each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, zero balance disbursement accounts (it being understood and agreed that Borrowers shall not maintain cash on deposit in disbursement accounts in excess of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements) or accounts containing not more than $100,000 in the aggregate for all such accounts at any time (collectively, the “Excluded Accounts”)). Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same. Each Borrower shall (i) request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to lockboxes and Dominion Accounts maintained pursuant to and in accordance with Section 8.2.4, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a lockbox) into one or more Dominion Accounts. All Net Proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Dominion Accounts.

8.6         General Provisions

.

8.6.1         Location of Collateral. All tangible items of Collateral (other than Inventory in transit, Collateral in the possession of Agent or a Lender, or at locations at which the aggregate value of Collateral does not exceed $25,000 for each such location and $100,000 in the aggregate for all such locations) shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, provided that such location is or will be identified on the first Borrowing Base Certificate that is delivered after Collateral is moved to such location.

8.6.2         Insurance of Collateral; Condemnation Proceeds; Permitted Asset Dispositions of Equipment.

(a)         Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Rating of at least A+, unless otherwise approved by Agent) satisfactory to Agent (it being understood and agreed that the insurance of Borrowers in place on the Closing Date and insurers providing it are satisfactory to Agent). All proceeds under each policy in respect of Collateral shall be payable to Agent. From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee in respect of the property insurance policies relating to the Collateral and additional insured in respect of the liability insurance policies, as applicable; (ii) requiring (A) 30 days prior written notice to Agent in the event of cancellation of the policy for any reason other than non-payment of premiums and (B) 10 days prior written notice to Agent in the event of cancellation of the policy for non-payment of premiums; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim relating to Collateral, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims relating to Collateral.

(b)         Any Net Proceeds of casualty insurance covering any Collateral and any awards arising from condemnation of any Collateral shall be paid to Agent. Any such proceeds or awards shall be applied to payment of the Revolver Loans (first to the Tranche A Revolver Loans until the Tranche A Revolver Loans have been repaid in full and all outstanding LC Obligations have been Cash Collateralized and then at any time prior to the Tranche B Revolver Termination Date, to the Tranche B Revolver Loans until the Tranche B Revolver Loans have been repaid in full) to the extent Revolver Loans are outstanding.

(c)         Concurrently with any Permitted Asset Disposition of Equipment, Borrowers shall prepay the Tranche A Revolver Loans until the Tranche A Revolver Loans have been repaid in full and Cash Collateralize the LC Obligations until all outstanding LC Obligations have been Cash Collateralized in an amount equal to the Net Proceeds of such Asset Disposition; provided, however, that with respect to no more than $1,000,000 in the aggregate of such Net Proceeds received Borrowers in any fiscal year, such Net Proceeds shall not be required to be applied to prepay the Tranche A Revolver Loans or Cash Collateralize the LC Obligations so long as no Event of Default then exists and such Net Proceeds shall be used to purchase assets used or to be used in the business of Borrowers within 365 days following the date of such Asset Disposition.

(d)         In the event of any casualty loss of any Equipment, any condemnation of any Equipment and any Permitted Asset Disposition of Equipment, Borrowers shall update the Eligible Equipment Formula Amount as approved by Agent in its Permitted Discretion and in writing and reflect such updated Eligible Equipment Formula Amount in the Borrowing Base Certificate, commencing with the Borrowing Base Certificate delivered immediately following such casualty loss, condemnation or Permitted Asset Disposition.

8.6.3         Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4         Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7         Power of Attorney

. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)         Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)         During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9.         REPRESENTATIONS AND WARRANTIES

9.1         General Representations and Warranties

. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants that the following are true, correct and complete:

9.1.1         Organization and Qualification. Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an Affected Financial Institution or Covered Entity. The information included in the Beneficial Ownership Certification most recently provided to Agent and each Lender is true and complete in all respects.

9.1.2         Power and Authority. Each Obligor is duly authorized to execute, deliver and perform the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3         Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

9.1.4         Capital Structure. Schedule 9.1.4 shows, as of the Fourth Amendment Effective Date for each Borrower and Subsidiary, (A) its name and its jurisdiction of organization and (B) other than with respect to Olympic Steel, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Fourth Amendment Effective Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower (other than Olympic Steel) or any Subsidiary.

9.1.5         Title to Properties; Priority of Liens. Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens or any defects in title which do not constitute Liens and that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. Obligors have not entered into any PACE Financing and have no knowledge of any pending assessments or adjustments therefor with respect to their Properties. Subject to any actions required to be taken solely by Agent, including the filing of UCC-1 financing statements, all Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.6         Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)         it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)         it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)         it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

(d)         it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed in the Borrowing Base Certificate and, if requested since the date of the last Borrowing Base Certificate, otherwise disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)         no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)         no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)         to Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7         Financial Statements. Other than pro forma financial statements and other forward looking statements, the consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP (subject to year-end adjustments and the omission of notes thereto in the case of interim statements), and fairly present in all material respects the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated. All projections, pro forma financial statements and other estimates and forward looking statements delivered from time to time to Agent and Lenders have been prepared in good faith, based on assumptions believed to be reasonable in light of the circumstances at such time, it being recognized that actual results may materially differ therefrom. Since December 31, 2013, there has been no change in the financial condition of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement (excluding projections and other forward looking statements) delivered to Agent or Lenders at the time furnished contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Borrower and Subsidiary is Solvent.

9.1.8         Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9         Taxes. Each Borrower and Subsidiary has filed all income and other material tax returns and other reports that it is required by law to file, and has, to the best of Borrowers’ knowledge, paid, or made provision for the payment of, all Taxes due and owing (whether or not shown or reportable on any tax returns or other reports), except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10         Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11         Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without, to any Borrower’s knowledge, conflict with any rights of others. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 9.1.11, as of the Fourth Amendment Effective Date, no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All federally registered Intellectual Property (other than off-the-shelf software) owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary is, as of the Fourth Amendment Effective Date, shown on Schedule 9.1.11.

9.1.12         Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all material Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13         Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. As of the Fourth Amendment Effective Date, there have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law, and there have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law after the Fourth Amendment Effective Date of which Borrower Agent has not provided notice thereof to Agent. No Inventory has been produced in violation of the FLSA.

9.1.14         Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14 or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: no Borrower’s or Subsidiary’s past or present operations, Real Estate, or other Properties are subject to any federal, state, or local investigation to determine whether any remedial action is needed to address any environmental pollution, Hazardous Material or environmental clean-up; no Borrower or Subsidiary has received any Environmental Notice; and no Borrower or Subsidiary is aware of any reasonably likely liability with respect to any Environmental Release, environmental pollution, or Hazardous Material on any Real Estate now or previously owned, leased, or operated by it.

9.1.15         Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that would reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is, as of the Fourth Amendment Effective Date, party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16         Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses or Properties, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) would reasonably be expected to have a Material Adverse Effect. Except as shown on such Schedule or as provided in a notice to Agent pursuant to Section 7.4.1, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000). No Borrower or Subsidiary is in default in any material respect with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17         No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower or Subsidiary is in default (after giving effect to any applicable cure period) under any Material Contract or in the payment of any Borrowed Money in excess of $2,500,000. There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18         ERISA. Except as disclosed on Schedule 9.1.18 or as would not reasonably be expected to have a Material Adverse Effect:

(a)         Each Plan is in compliance in with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or, in the case of a prototype or volume submitter plan, an opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan;

(b)         There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)         (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%; and no Obligor or ERISA Affiliate knows of any reason that such percentage could reasonably be expected to drop below 60%; (iii) no Obligor or ERISA Affiliate has incurred any liability to the PBGC except for the payment of premiums, and no premium payments are due and unpaid; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) no Pension Plan has been terminated by its plan administrator or the PBGC, and no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan; and

(d)         With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19         Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary, except in each case as would not reasonably be expected to have a Material Adverse Effect. There exists no condition or circumstance that could reasonably be expected to materially impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20         Labor Relations. Except as described on Schedule 9.1.20, as of the Fourth Amendment Effective Date, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, except as would not reasonably be expected to have a Material Adverse Effect.

9.1.21         Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22         Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23         Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.24         Inactive Subsidiaries. No Inactive Subsidiary (a) has any assets with a net book value which, when taken together with the net book value of the assets of all other Inactive Subsidiaries exceeds $500,000 in the aggregate (excluding the Equity Interests of Olympic Mexico owned by Olyac and Olympic Trading), (b) has any material liabilities or (c) is engaged in any trade or business (other than the maintenance of its existence and activities incidental thereto or, in the case of Olyac and Olympic Trading, the ownership of Equity Interests in Olympic Mexico owned by Olyac and Olympic Trading and activities incidental thereto).

9.1.25         OFAC. No Borrower, Subsidiary or, to the knowledge of any Borrower or Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

9.1.26         Anti-Corruption Laws. Each Borrower and Subsidiary has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.2         Complete Disclosure

. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.         COVENANTS AND CONTINUING AGREEMENTS

10.1         Affirmative Covenants

. As long as any Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1         Inspections; Appraisals.

(a)         Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)         Reimburse Agent for all reasonable out-of-pocket and allocate internal charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year and, if an Exam Trigger Event has occurred during such Loan Year, up to one additional examination during the 12 month period following such Exam Trigger Event; (ii) appraisals of Inventory, up to one time per Loan Year and, if an Appraisal Trigger Event has occurred during such Loan Year, up to one additional appraisal of Inventory during the 12 month period following such Appraisal Trigger Event; and (iii) appraisals of Real Estate, as applicable, in connection with each Eligible Real Estate Inclusion Date; provided, however, that if an examination or appraisal (including any appraisal of Equipment) is initiated during the continuation of any Event of Default, all reasonable out-of-pocket and allocated internal charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s examination group (for the information purposes only, the per day per field examiner charge as of the date hereof is currently $1,000 per day). This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2         Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)         as soon as available, and in any event within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated bases for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent (it being agreed that PricewaterhouseCoopers LLP is acceptable to Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent; provided, however, that such requirements for the furnishing of such annual financial statements may be fulfilled by the furnishing of the annual report of Borrowers and Subsidiaries on Form 10-K (within the 120 day period set forth herein), which includes financial statements, as filed with the Securities and Exchange Commission, for the applicable Fiscal Year, and notice to Agent of such filing (within the 120 day period set forth herein);

(b)         as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated bases for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year‑end adjustments and the absence of footnotes; provided, however, that such requirements for the furnishing of such quarterly financial statements may be fulfilled by the furnishing of the quarterly report of Borrowers and Subsidiaries on Form 10-Q (within the 45 day period set forth herein), which includes financial statements, as filed with the Securities and Exchange Commission, for the applicable Fiscal Quarter, and notice to Agent of such filing (within the 45 day period set forth herein)

(c)         if requested by Agent during any Financial Reporting Trigger Period, as soon as available, and in any event within 30 days after the end of each fiscal month (except for the last month of each Fiscal Year, in which case, within 60 days after the end of such fiscal month), unaudited balance sheets as of the end of such fiscal month and the related statements of income and cash flow for such fiscal month and for the portion of the Fiscal Year then elapsed, on consolidated bases for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year‑end adjustments and the absence of footnotes;

(d)         concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while an Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(e)         concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(f)         not later than 30 days after the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

(g)         at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h)         promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders in their capacities as such; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;

(i)         promptly upon Agent’s or any Lender request, copies of any annual report filed or to be filed in connection with each Plan or Foreign Plan; and

(j)         such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

10.1.3         Notices. Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, that would have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any material default under or termination of a Material Contract (other than a termination in accordance with its terms); (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, that would reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that would have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice, in each case that would reasonably be expected to result in liability of Borrowers in excess of $1,000,000 in the aggregate; (i) the occurrence of any ERISA Event that would reasonably be expected to result in liability of Borrowers in excess of $1,000,000 in the aggregate; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4         Landlord and Storage Agreements. Upon request, use commercially reasonable efforts to provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral in excess of $125,000 may be kept or that otherwise may possess or handle any Collateral in excess of $125,000.

10.1.5         Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, in each case that would reasonably be expected to result in liability of Borrowers in excess of $1,000,000 in the aggregate it shall act promptly and diligently to investigate and report to Agent and all required Governmental Authorities the extent of, and to take remedial action required by Environmental Law to respond to such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6         Taxes. Pay and discharge all federal and other material Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7         Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers with a Best’s Rating of at least A+, unless otherwise approved by Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $15,000,000, with deductibles and subject to an Insurance Assignment satisfactory to Agent.

10.1.8         Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, pay all Royalties in the Ordinary Course of Business; and notify Agent of any default or breach asserted by any Person to have occurred under any material License.

10.1.9         Future Subsidiaries. Promptly (and in any event, within 30 days) notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to either become a Borrower hereunder or guaranty the Obligations, in either case in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person (other than Real Estate), including delivery of such customary legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.2         Negative Covenants

. As long as any Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1         Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a)         the Obligations;

(b)         Subordinated Debt;

(c)         Permitted Purchase Money Debt;

(d)         Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Fourth Amendment Effective Date and not satisfied with proceeds of the initial Loans;

(e)         Bank Product Debt;

(f)         Debt permitted to be assumed or incurred in a Permitted Acquisition pursuant to clause (h) (other than clause (h)(x)(II)) of the definition of the term “Permitted Acquisition”;

(g)         Permitted Contingent Obligations;

(h)         Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)         Debt in respect of Taxes, to the extent that payment thereof shall not at the time be required to be made in accordance with Section 10.1.6;

(j)         Debt arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.1(h);

(k)         intercompany loans to the extent permitted under Section 10.2.7(e);

(l)         the Metal-Fab Notes and Metal-Fab Guaranty;

(m)         Debt issued under Olympic Steel’s Registration Statement on Form S-3, as may be amended from time to time, as long as, in each case, after giving effect to the incurrence of such Debt, Availability is greater than 25% of the aggregate amount of Revolver Commitments then in effect;

(n)         current unsecured trade, utility or nonextraordinary accounts payable (including without limitation, operating leases and short term Debt owed to vendors) arising in the Ordinary Course of Business;

(o)         Debt consisting of Capital Leases secured by Liens permitted by Section 10.2.2(k) as long as the aggregate amount of any such Debt incurred after the Fourth Amendment Effective Date does not exceed $6,250,000 in the aggregate during the term of this Agreement (for the avoidance of doubt, Debt permitted by Section 10.2.1(l) above shall not constitute Debt permitted by this Section 10.2.1(o)); and

(p)         unsecured Debt as long as the maturity date of such Debt is at least 6 months after the Tranche A Revolver Termination Date;

; provided that in no event shall Debt permitted under this Agreement include PACE Financing.

10.2.2         Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)         Liens in favor of Agent;

(b)         Purchase Money Liens securing Permitted Purchase Money Debt;

(c)         Liens for Taxes not yet delinquent or being Properly Contested;

(d)         statutory Liens (including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and landlord’s Liens but excluding Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not overdue for a period of more than 30 days or is being Properly Contested; provided, however, that a reserve or other appropriate provisions shall have been made therefor, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)         Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases (whether operating leases or Capital Leases), trade contracts (except those relating to Borrowed Money), statutory obligations (including workers’ compensation, unemployment insurance and other social security legislation), liability to insurance carriers under insurance or self-insurance arrangements, surety, customs, stay and appeal bonds, performance and return of money bonds, and other similar obligations, or arising as a result of progress payments under government contracts, as long as, in the case of any such Liens that are on any asset or property that constitutes Collateral, such Liens are at all times junior to Agent’s Liens;

(f)         Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)         Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary other than an attachment or judgment Lien constituting an Event of Default under Section 11.1(h), as long as such Liens are (i) in existence for less than 30 consecutive days or being Properly Contested, and (ii) in the case of any such Liens that are on any asset or property that constitutes Collateral, at all times junior to Agent’s Liens;

(h)         easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)         normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j)         leases or subleases of Real Estate granted to third parties in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business by any Borrower or Subsidiary;

(k)         any interest or title of a lessor or sublessor under any operating lease or Capital Lease permitted by Section 10.2.1(n) and Section 10.2.1(o);

(l)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(m)         any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Estate;

(n)         licenses of patents, trademarks and other intellectual property rights granted by any Borrower or Subsidiary in the Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business by any Borrower or Subsidiary;

(o)         Liens created under the Sale and Leaseback Transactions permitted under Section 10.2.20, provided that any such Liens do not at any time encumber any Property other than the Property which is the subject of such Sale and Leaseback Transaction;

(p)         the Investments permitted under clause (f) of the definition of the term “Restricted Investments”, to the extent such Investments constitute Liens;

(q)         Liens created on Qualified SCF Accounts pursuant to Qualified SCF Arrangements; and

(r)         existing Liens shown on Schedule 10.2.2;

; provided that in no event shall Permitted Liens include Liens securing PACE Financing.

10.2.3         Inactive Subsidiaries. Permit any Inactive Subsidiary to (a) acquire any assets which, when taken together with the net book value of the assets of all other Inactive Subsidiaries exceeds $500,000 in the aggregate (excluding the Equity Interests of Olympic Mexico owned by Olyac and Olympic Trading), (b) incur any liabilities (whether to an Affiliate or otherwise) other than for franchise taxes, maintenance fees and other de minimus expenses or (c) engage in any trade or business (other than the maintenance of its existence and activities incidental thereto or, in the case of Olyac and Olympic Trading, the ownership of Equity Interests in Olympic Mexico owned by Olyac and Olympic Trading and activities incidental thereto).

10.2.4         Distributions; Upstream Payments. Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Fourth Amendment Effective Date as shown on Schedule 9.1.15 and except, as long as no Event of Default exists or would result therefrom:

(a)         Distributions by Olympic Steel to the holders of its Equity Interests payable solely in common stock of the type currently held by such holders;

(b)         Olympic Steel may issue stock option, restricted stock unit, share or other Equity Interest under its 2007 Omnibus Incentive Plan or any other stock option, restricted stock unit, share or other Equity Interest plan of Olympic Steel; and

(c)         (i) Distributions by Olympic Steel to, and repurchases by Olympic Steel of Equity Interests from, the holders of Equity Interests of Olympic Steel not to exceed $15,000,000 in the aggregate during any Fiscal Year; and (ii) Distributions by Olympic Steel to, and repurchases by Olympic Steel of Equity Interests from, the holders of Equity Interests of Olympic Steel in excess of $15,000,000 in the aggregate during any Fiscal Year as long as not less than 5 Business Days prior to the date of such proposed Distribution or repurchase, Agent shall have received written notice thereof together with a certificate, in form and substance satisfactory to Agent, from a knowledgeable Senior Officer of Borrower Agent, certifying (and showing the calculations therefor in reasonable detail and, in the case of demonstrating compliance with subclause (B)(ii) below pro forma financial statements and a pro forma Compliance Certificate, dated as of the date of the proposed Distribution or repurchases, in form and substance satisfactory to Agent) compliance with the following requirements: either (A) after giving effect to any such proposed Distribution or repurchase, Availability is equal to or exceeds 20% of the aggregate amount of Revolver Commitments then in effect, or (B)(i) after giving effect to any such proposed Distribution or repurchase, Availability is equal to or exceeds 15% of the aggregate amount of Revolver Commitments then in effect and (ii) immediately after giving effect to such proposed Distribution or repurchase, the Fixed Charge Coverage Ratio (recomputed for the most recent Fiscal Quarter for which financial statements have been delivered by adding such proposed Distribution or repurchase to the amount of Fixed Charges as of the last day of such Fiscal Quarter) is at least 1.00 to 1.00 for the period of 12 fiscal months then most recently ended.

10.2.5         Restricted Investments. Make any Restricted Investment.

10.2.6         Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition or a transfer of Property by a Subsidiary or Obligor to a Borrower.

10.2.7         Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) (i) loans and advances to employees, officers and directors in connection with equity incentive arrangements in an aggregate amount not to exceed $850,000 plus accrued interest at any time outstanding, provided that the proceeds of such loans and advances are paid to any Borrower or Subsidiary, as applicable, in connection with such equity incentive arrangements and (ii) other loans and advances to employees in aggregate amount not to exceed $625,000 at any time outstanding; (c) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (d) deposits with financial institutions permitted hereunder; and (e) as long as no Event of Default under Section 11.1(a), 11.1(b) or 11.1(k) exists, (i) intercompany loans by a Borrower to another Borrower and (ii) intercompany loans by Olympic Steel to Olympic Mexico in an aggregate amount not to exceed $7,500,000 at any time outstanding; provided, that Olympic Steel may make an intercompany loan to Olympic Mexico in an amount which, together with the aggregate amount of other intercompany loans by Olympic Steel to Olympic Mexico then outstanding, exceeds $7,500,000 as long as immediately before and after giving effect to such intercompany loan either (A) Availability is greater than 20% of the aggregate amount of Revolver Commitments then in effect or (B) Availability is greater than 15% of the aggregate amount of Revolver Commitments then in effect and the Fixed Charge Coverage Ratio is greater than 1.00 to 1.00 for the period of twelve fiscal months then most recently ended.

10.2.8         Restrictions on Payment of Certain Debt. Make

(a)         any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt; or

(b)         any voluntary payment, prepayment, redemption, retirement, defeasance or acquisition of (i) Borrowed Money (other than the Obligations and Debt described in the immediately succeeding clause (ii)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent) or (ii) Debt permitted by Section 10.2.1(l) (solely to the extent in excess of $900,000 in any fiscal year), in each case prior to its due date under the agreements evidencing such Debt;

provided, however, that none of the foregoing shall prohibit any voluntary payment, prepayment, redemption, retirement, defeasance or acquisition of any Subordinated Debt or Borrowed Money prior to its due date under the agreements evidencing such Debt as long as immediately before and after giving effect to such voluntary payment, prepayment, redemption, retirement, defeasance or acquisition, either (A) both actual and pro forma, respectively, Availability is equal to or exceeds 17.5% of the aggregate amount of Revolver Commitments then in effect or (B)(i) both actual and pro forma, respectively, Availability is equal to or exceeds 12.5% of the aggregate amount of Revolver Commitments then in effect and (ii) immediately after giving effect to such voluntary payment, prepayment, redemption, retirement, defeasance or acquisition, the Fixed Charge Coverage Ratio (recomputed for the most recent month for which financial statements have been delivered) is at least 1.00 to 1.00 for the period of twelve fiscal months then most recently ended; and Agent shall have received a certificate, in form and substance satisfactory to Agent, from a knowledgeable Senior Officer of Borrower Agent, certifying (and showing the calculations therefor in reasonable detail and, in the case of demonstrating compliance with subclause (B)(ii), a pro forma Compliance Certificate, in form and substance satisfactory to Agent) compliance with the requirements of this proviso.

10.2.9         Fundamental Changes.

(a)         Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations (i) of a wholly-owned Subsidiary with another wholly-owned Subsidiary (provided that in the case any such Subsidiary is a Borrower, the Subsidiary that is a Borrower shall survive such merger or consolidation), or into a Borrower, (ii) of a Borrower with another Borrower (provided that in the case any such Borrower is Olympic Steel, Olympic Steel shall survive such merger or consolidation), (iii) which constitutes a Permitted Acquisition or (iv) except that any Subsidiary or Borrower (other than Olympic Steel) may liquidate or dissolve into a Borrower if Borrowers determine in good faith that such liquidation or dissolution is in the best interests of Borrowers; or

(b)         Without at least ten (10) days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent, including those to continue the perfection of its Liens, have been completed, change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10         Subsidiaries. Form or acquire any Subsidiary after the Fourth Amendment Effective Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11         Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Fourth Amendment Effective Date except to the extent that any such amendment or change (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors under this Agreement, the other Loan Documents or any other document or instrument in any respect, (iv) is required by Applicable Law or (v) could not reasonably be expected to have a Material Adverse Effect.

10.2.12         Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

10.2.13         Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required or permitted by GAAP, from GAAP to IFRS and in accordance with Section 1.2; or change its Fiscal Year (except that Chicago Tube and Iron may change its Fiscal Year to a December 31 end date).

10.2.14         Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Fourth Amendment Effective Date; (b) relating to Debt permitted under Section 10.2.1(l) as long as no provision contained therein prohibits or restricts the indebtedness or performance of any obligations by an Obligor under the Loan Document or the Liens granted on the Collateral in favor of Agent; (c) relating to other secured Debt permitted hereunder, as long as no provision contained therein prohibits or restricts the indebtedness or performance of any obligations by an Obligor under the Loan Document or the Liens granted on the Collateral in favor of Agent; (d) constituting customary restrictions on assignment in leases and other contracts; (e) relating to Subordinated Debt as long as no provision contained therein prohibits or restricts the indebtedness or performance of any obligations by an Obligor under the Loan Document or the Liens granted on the Collateral in favor of Agent; and (f) relating to Debt permitted under Section 10.2.1(m) as long as no provision contained therein prohibits or restricts the indebtedness or performance of any obligations by an Obligor under the Loan Document or the Liens granted on the Collateral in favor of Agent.

10.2.15         Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes, including for the avoidance of doubt, the Continuing Hedging Agreement, and other Hedging Agreements entered into in the Ordinary Course of Business and not for speculative purposes.

10.2.16         Conduct of Business. Engage in any business, other than the business conducted by Borrowers as conducted on the Closing Date, businesses reasonably related thereto, logical extensions thereof and, in each case, any activities incidental thereto.

10.2.17         Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors and their Subsidiaries not prohibited under the Loan Documents; (e) transactions with Affiliates that were entered into prior to the Fourth Amendment Effective Date, as shown on Schedule 10.2.17; (f) Distributions to any Affiliate of Olympic Steel permitted by Section 10.2.4(b), and (g) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms (which, if involving payment or payment obligations in excess of $3,125,000, have been fully disclosed to Agent) and no less favorable (considered as a whole) than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18         Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date or which related to a Target and arise due to a Permitted Acquisition so long as such new Multiemployer Plan or Foreign Plan is not entered into in connection with such Permitted Acquisition.

10.2.19         Amendments to Subordinated Debt Documents or Qualified SCF Documents.

(a)         Except to the extent permitted pursuant to an Intercreditor Agreement, if any, related to the Subordinated Debt or as may be agreed by Agent, amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Debt (excluding increases in the principal balance solely as a result of any capitalized interest or payment-in-kind interest), or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional mandatory redemption, put or mandatory prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (iv) increases or adds any fees or charges; (v) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, any Subsidiary or Lenders; or (vi) results in the Obligations not being fully benefited by the subordination or intercreditor provisions thereof, if applicable.

(b)         Except for extensions and renewals, Borrower Agent shall (i) provide Agent with written notice of any proposed amendment, modification or other change to, and each consent to a departure from, the terms or provisions of any Qualified SCF Document as such terms and provision are in effect on the Closing Date and (ii) promptly following the effectiveness thereof, provide Agent with a copy of each such amendment, modification or other change to, and each such consent to a departure from, the terms or provisions of any Qualified SCF Document. No Borrower shall, without the prior written consent of Agent, amend, modify or otherwise change or obtain a consent to a departure terms of any Qualified SCF Document that (x) is materially adverse to any Borrower, any Subsidiary or Lenders or (y) could in any way impair the Lien of Agent or Lenders in the Collateral (including, without limitation, by impairing the creation, attachment, perfection, or priority of such Lien); provided that, it being understood and agreed that Borrowers may terminate any Qualified SCF Document and the related Qualified SCF Arrangements in their discretion (notice of which shall be delivered by Borrower Agent to Agent upon or reasonably promptly following such termination).

10.2.20         Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by any Borrower or Subsidiary of real or personal Property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or of rental obligations of such Borrower or such Subsidiary, as the case may be (each such arrangement being a “Sale and Leaseback Transaction”), provided that (i) none of the foregoing shall prohibit the Sale and Leaseback Transactions involving Real Estate and (ii) in the case of Sale and Leaseback Transactions involving Property other than Real Estate, (A) the Net Proceeds of such sale are applied to the Obligations to the extent required hereunder and (B) the aggregate fair market value (measured at the time of the applicable sale or transfer) of all such Property covered by all Sale and Leaseback Transactions involving such Property entered into during the term of this Agreement that are outstanding at any time shall not exceed $6,250,000.

10.3         Financial Covenants

. As long as any Commitments or Obligations are outstanding, Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for each period of twelve fiscal months ending during or immediately before any Covenant Trigger Period.

SECTION 11.         EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1         Events of Default

. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)         A Borrower fails to pay (i) the principal or any interest on Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise), (ii) any reimbursement obligations for any payment made under a Letter of Credit or (iii) any fees and charges payable to the Lenders or Agent hereunder and, in the case of such failure to pay any interest or fees or charges, such failure continues for three (3) Business Days;

(b)         A Borrower fails to pay Obligations (other than Obligations described in clause (a) above) when due (whether at stated maturity, on demand, upon acceleration or otherwise) and such failure continues for three (3) Business Days;

(c)         Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when made or deemed made;

(d)         A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3(d), 10.1.7, 10.2 or 10.3;

(e)         An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(f)         A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party (other than a third party with no reasonable basis or standing, as determined by Agent in its sole discretion) denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders or other than a termination in accordance with its terms);

(g)         Any breach or default of an Obligor occurs under any Hedging Agreement or any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(h)         Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $5,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer) and such judgments or orders shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

(i)         A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $5,000,000;

(j)         An Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs except as permitted by Section 10.2.9; or a Borrower is not Solvent;

(k)         An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(l)         (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan (A) that has resulted or would reasonably be expected to result in liability of Obligors to one or more Pension Plans, Multiemployer Plans or PBGC in excess of $5,000,000 in the aggregate, or (B) that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; (ii) Obligors or ERISA Affiliates fail to pay when due any installment payment with respect to their withdrawal liability under Section 4201 of ERISA under one or more Multiemployer Plans in excess of $5,000,000 in the aggregate; or (iii) any event similar to the foregoing occurs or exists with respect to one or more Foreign Plans, which, if similar to the foregoing clause (i)(A) or clause (ii), would result in liability of Obligors in excess of $5,000,000;

(m)         An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; or

(n)         A Change of Control occurs; or

(o)         any event occurs or condition exists that has a Material Adverse Effect.

11.2         Remedies upon an Event of Default

. If an Event of Default described in Section 11.1(k) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)         declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)         terminate, reduce or condition any Commitment, or make any adjustment to the Aggregate Borrowing Base;

(c)         require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)         exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

11.3         License

. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4         Setoff

. At any time an Event of Default exists, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5         Remedies Cumulative; No Waiver.

11.5.1         Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2         Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.         AGENT

12.1         Appointment, Authority and Duties of Agent

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12.1.1         Appointment and Authority. Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the benefit of Secured Parties. Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts, Eligible In-Transit Inventory or Eligible Inventory, or whether to impose or release any reserve, and to exercise its Permitted Discretion in connection therewith or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2         Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3         Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4         Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2         Agreements Regarding Collateral and Field Examination Reports

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12.2.1         Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral (except as permitted by Section 14.1.1(d)(iv) to the extent permitted with the consent of the Required Lenders); or (d) with the written consent of all Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien permitted hereunder. Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2         Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3         Reports. Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3         Reliance By Agent

. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4         Action Upon Default

. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5         Ratable Sharing

. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6         Indemnification

. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT) PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE TO ANY AGENT INDEMNITEE OR ISSUING BANK INDEMNITEE TO THE EXTENT SUCH LIABILITY HAS RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH AGENT INDEMNITEE OR SUCH ISSUING BANK INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT OR ORDER. In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7         Limitation on Responsibilities of Agent

. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied warranty, representation or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8         Successor Agent and Co-Agents

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12.8.1         Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $500,000,000 and (provided no Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders or, if no Lender accepts such role, Agent may appoint Required Lenders as successor Agent. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2         Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Secured Parties shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9         Due Diligence and Non-Reliance

. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Secured Party feels necessary. Each Lender further acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10         Replacement of Certain Lenders

. If a Lender (a) is a Defaulting Lender, (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented or (c) has requested a payment pursuant to Section 3.7 or 5.9, then, in addition to any other rights and remedies that any Person may have, Agent may (or if requested by Borrowers, shall), by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent (or, in the case of a request by Borrowers, to Eligible Assignee(s) specified by Borrowers that have been consented to by Agent), pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11         Remittance of Payments and Collections

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12.11.1         Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 noon on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 noon, then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

12.11.2         Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3         Recovery of Payments. If Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Secured Party that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12         Agent in its Individual Capacity

. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were not Agent hereunder, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacities, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

12.13         Bank Product Providers

. Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.6 and this Section 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

12.14         Agent Titles

. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.15         No Third Party Beneficiaries

. This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. This Section 12 (other than Section 12.10) does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

12.16         Lender Representations Regarding ERISA Status.

12.16.1         Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender's entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender's entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; (c) (i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender's entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.16.2         Further Lender Representation. Unless Section 12.16.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

12.17         Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Agent makes a payment hereunder in error to any Lender or any Issuing Bank (each a “Credit Party”), whether or not in respect of an Obligation due and owing by any Obligor at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount..

SECTION 13.         BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1         Successors and Assigns

. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2         Participations

.

13.2.1         Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2         Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or the Collateral in excess of the amount set forth in Section 14.1.1(d)(iv).

13.2.3         Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3         Assignments

.

13.3.1         Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance and (d) no Lender shall assign its Revolver Commitment (and corresponding Revolver Loans) without a Pro Rata portion of its Revolver Commitment (and corresponding Revolver Loans). Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder. Notwithstanding any other provisions of this Agreement to the contrary, no Lender may sell, assign or transfer all or any part of its rights, benefits or obligations under this Agreement or the other Loan Documents if such sale, assignment or transfer would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

13.3.2         Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3         Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. In connection with any assignment by a Defaulting Lender, such assignment shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Loans and LC Obligations. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

SECTION 14.         MISCELLANEOUS

14.1         Consents, Amendments and Waivers

.

14.1.1         Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Required Lenders (or Agent, acting on the instructions of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)         without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)         without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of Issuing Bank;

(c)         without the prior written consent of Agent and each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest, fees or other amounts payable to such Lender (except as provided in Section 4.2); or (iii) extend the Tranche A Revolver Termination Date or Tranche B Termination Date applicable to such Lender’s Obligations;

(d)         without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) alter Section 5.6, 7.1 (except to add Collateral), 12.5 or 14.1.1; (ii) amend the definition of Aggregate Borrowing Base, Tranche A Borrowing Base or Tranche B Borrowing Base (or any defined term used in such definition), Pro Rata or Required Lenders; (iii) increase any advance rate, or (except in the case of any amendment necessary to implement the terms of the New Revolver Commitments in accordance with the terms hereof (which shall be in writing and need only be executed by Agent and Borrowers)) increase total Commitments; (iv) release Collateral with an aggregate book value greater than $10,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (v) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release except for any merger, consolidation, dissolution or liquidation of an Obligor permitted by Section  10.2.9(a);

(e)         without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6; and

(f)         any amendment necessary to implement the terms of the New Revolver Commitments in accordance with the terms hereof shall be in writing and need only be executed by Agent and Borrowers.

14.1.2         Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3         Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2         Indemnity

. SUBJECT TO THE FOLLOWING SENTENCE, EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3         Notices and Communications

.

14.3.1         Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Fourth Amendment Effective Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2         Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Except as set forth in the preceding sentence, electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3         Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4         Performance of Borrowers’ Obligations

. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or, upon notice to Borrower Agent unless an Event of Default exists, do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All reasonable payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5         Credit Inquiries

. Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

14.6         Severability

. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7         Cumulative Effect; Conflict of Terms

. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8         Counterparts; Execution

. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Agent may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

14.9         Entire Agreement

. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10         Relationship with Lenders

. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.

14.11         No Advisory or Fiduciary Responsibility

. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12         Confidentiality

. Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising materials, provided, however, that (i) Agent and Lenders provide Borrowers with a copy for their review reasonably prior to publishing or disseminating such information and (ii) such general information does not include any information required to be kept confidential by this Section 14.12. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13         GOVERNING LAW

. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.14         Consent to Forum

. EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE CITY OF CHICAGO, STATE OF ILLINOIS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15         Waivers by Borrowers

. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT, ISSUING BANK AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT, ISSUING BANK OR ANY SECURED PARTY, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Each party hereto acknowledges that the foregoing waivers are a material inducement to each other party hereto entering into this Agreement and that each party hereto is relying upon the foregoing in their dealings with each other party hereto. Each party hereto has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16         Patriot Act Notice

. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

14.17         Acknowledgement Regarding Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

14.17.1          Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

14.17.2          Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

14.18         Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an Affected Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

SECTION 15.         AMENDMENT AND RESTATEMENT; EXITING LENDERS

15.1         Assignment by Exiting Lenders

.

(a)         Each of the Lenders identified on the signature page hereto as an “Exiting Lender” (each an “Exiting Lender”) hereby sells and assigns to Bank of America, without recourse and without representation or warranty except as expressly set forth in clause (c) below, any and all of each such Lender’s rights and obligations under the Existing Loan and Security Agreement and the other “Loan Documents” as defined therein as of the date hereof, including, without limitation, all obligations under Article II regarding Revolving Loans and Letters of Credit and participations therein, and Bank of America hereby purchases and assumes from such Lenders, all of such rights and obligations (the “Initial Closing Date Assignment”). On the Closing Date, after giving effect to the Initial Closing Date Assignments, each Exiting Lender shall (i) be paid in full for all amounts owing to it under the Existing Loan and Security Agreement from or on behalf of Bank of America (with respect to principal) and Borrowers (in the case of all other amounts), (ii) cease to be a “Lender” under the Existing Loan and Security Agreement, the other “Loan Documents” as defined therein, this Agreement and the other Loan Documents and (iii) relinquish its rights (provided, that it shall still be entitled to any rights which by their express terms survive the repayment of its obligations under the Existing Loan and Security Agreement in respect of any circumstance, event or condition arising prior to the Closing Date) and be released from its obligations under the Existing Loan and Security Agreement, the other “Loan Documents” as defined therein, this Agreement and the other Loan Documents. The Initial Closing Date Assignments shall be deemed to have been effected by way of, and subject to the terms and conditions of (subject to clause (c) below), Assignment and Acceptances without the payment of any related assignment fee and no documents or instruments (other than this Agreement) shall be, or shall be required to be, executed in connection therewith (all of which are hereby waived). Each of the Exiting Lenders is executing this Agreement solely for the purposes of agreeing to and being bound by this Section 15.1.

(b)         On the Closing Date after giving effect to the Initial Closing Date Assignment, each of the Lenders other than the Exiting Lenders (each a “Continuing Lender”), including Bank of America, hereby sells and assigns and purchases and assumes, among themselves, without recourse and without representation or warranty except as expressly set forth in clause (c) below, all Commitments and obligations under the Existing Loan and Security Agreement and the other “Loan Documents” as defined therein as of the date hereof, including, without limitation, all obligations under Article II regarding Revolving Loans and Letters of Credit and participations therein, such that, after giving effect thereto on the Closing Date, the Commitment held by each Lender shall be as set forth on Schedule 1. 1 hereto (the “Final Closing Date Assignment” and together with the Initial Closing Date Assignment, the “Closing Date Assignments”).

(c)         The Initial Closing Date Assignment and the Final Closing Date Assignment shall be made without representation or warranty except that (i) each Lender, to the extent an assignor of any Commitment or obligation, represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that, to its knowledge, such interest is free and clear of any adverse claim and (ii) each Lender, to the extent an assignee of any Commitment or Obligation, represents and warrants that it is legally authorized to enter into the agreements contained in this Section 15.1.

15.2         Amendment and Restatement; No Novation

. On the Closing Date, immediately after giving effect to the Closing Date Assignments, the Existing Loan and Security Agreement shall be amended and restated in its entirety by this Agreement and (a) all references to the Existing Loan and Security Agreement in any Loan Document other than this Agreement (including in any amendment, waiver or consent) shall be deemed to refer to the Existing Loan and Security Agreement as amended and restated hereby, (b) all references to any section (or subsection) of the Existing Loan and Security Agreement in any Loan Document (but not herein) shall be amended to be, mutatis mutandis, references to the corresponding provisions of this Agreement and (c) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Loan and Security Agreement as amended and restated hereby. This Agreement is not intended to constitute, and does not constitute, a novation of the obligations and liabilities under the Existing Loan and Security Agreement (including the Obligations) or to evidence payment of all or any portion of such obligations and liabilities.

15.3         Effect on Existing Loan and Security Agreement and on the Obligations

. On and after the Closing Date, (a) the Existing Loan and Security Agreement shall be of no further force and effect except as amended and restated hereby and except to evidence (i) the incurrence by any Obligor of the “Obligations” under and as defined therein (whether or not such “Obligations” are contingent as of the Closing Date), (ii) the representations and warranties made by any Credit Party prior to the Closing Date and (iii) any action or omission performed or required to be performed pursuant to the Existing Loan and Security Agreement prior to the Closing Date (including any failure, prior to the Closing Date, to comply with the covenants contained in such Existing Loan and Security Agreement) and (b) the terms and conditions of this Agreement and the Secured Parties’ rights and remedies under the Loan Documents, shall apply to all Obligations incurred under the Existing Loan and Security Agreement, the Notes issued thereunder and the Existing Letters of Credit.

15.4         No Implied Waivers

. Except as expressly provided in any Loan Document, this Agreement (a) shall not cure any breach of the Existing Loan and Security Agreement or any “Default” or “Event of Default” thereunder existing prior to the date hereof and (b) is limited as written and is not a consent to any other modification of any term or condition of any Loan Document, each of which shall remain in full force and effect.

15.5         Reaffirmation of Liens and Loan Documents

. Each Obligor reaffirms the Liens granted pursuant to the Existing Loan and Security Agreement and the Security Documents to Agent, on behalf of itself and Secured Parties, which Liens shall continue in full force and effect during the term of this Agreement and any renewals or extensions thereof and shall continue to secure the Obligations and the Security Documents, including the Liens created thereunder and under the Existing Loan and Security Agreement, and all other Loan Documents executed in connection with the Existing Loan and Security Agreement that are not superseded by corresponding Loan Documents executed and delivered in connection with this Agreement, shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed and ratified.

15.6         Loans Under the Existing Loan and Security Agreement

. Each of the Borrowers acknowledges and agrees that as of the Closing Date as follows:

(a)         the outstanding principal amount of Revolver Loans under (and as defined in) the Existing Loan and Security Agreement under (and as defined in) the Existing Loan and Security Agreement equals $199,711,625.00 (the “Existing Principal Obligations”), all of which are continued as Revolver Loans hereunder such that:

(i) effective as of the Closing Date, the Existing Principal Obligations in an amount up to the Tranche B Maximum Amount are hereby converted into Tranche B Revolver Loans outstanding hereunder (the “Converted Tranche B Revolver Loans”), without constituting a novation, and are allocated to each Tranche B Revolver Lender with a Tranche B Revolver Commitment such that after giving effect to such allocation, the amount of Tranche B Revolver Loans held by each Tranche B Revolver Lender is equal to such Tranche B Revolver Lender’s Pro Rata share of the Converted Tranche B Revolver Loans; and

(ii) effective as of the Closing Date, to the extent the Existing Principal Obligations exceed the Tranche B Maximum Amount, the Existing Principal Obligations in the amount of such excess are hereby converted into Tranche A Revolver Loans outstanding hereunder (the “Converted Tranche A Revolver Loans”), without constituting a novation, and shall be allocated to each Tranche A Revolver Lender with a Tranche A Revolver Commitment such that after giving effect to such allocation, the amount of Tranche A Revolver Loans held by each Tranche A Revolver Lender is equal to such Tranche A Revolver Lender’s Pro Rata share of the Converted Tranche A Revolver Loans.

(b)         Existing Letters of Credit are outstanding under (and as defined in) the Existing Loan and Security Agreement having an aggregate stated amount of $4,504,291.17 and are continued as Letters of Credit hereunder; and

(c)         upon the payment of all accrued and unpaid interest as of the Closing Date on all outstanding Term SOFR Loans under (and as defined in) the Existing Loan and Security Agreement, all such Loans shall be deemed Base Rate Loans as of the Closing Date.

15.7         Payments

. On the Closing Date, after giving effect to the Closing Date Assignments, (i) each Lender that has a Tranche A Revolver Commitment shall make payments to, or receive payments from, Agent and Agent shall reallocate such amounts among Tranche A Revolver Lenders, in each case to the extent necessary, such that each such Lender shall have funded its Pro Rata share of the Tranche A Revolver Loan on the Closing Date, and (ii) each Lender that has a Tranche B Revolver Commitment shall make payments to, or receive payments from, Agent and Agent shall reallocate such amounts among Tranche B Revolver Lenders such that each such Lender shall have funded its Pro Rata share of the Tranche B Revolver Loan on the Closing Date.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

OLYMPIC STEEL, INC.,

  an Ohio corporation

OLYMPIC STEEL MINNEAPOLIS, INC.,

   a Minnesota corporation

OLYMPIC STEEL IOWA, INC.,

   an Iowa corporation

OLY STEEL NC, INC.,

   a Delaware corporation

IS ACQUISITION, INC.,

   an Ohio corporation

CHICAGO TUBE AND IRON COMPANY~~.~~,

   a Delaware corporation

B METALS, INC.,

   an Ohio corporation

MCI, INC.,

   an Ohio corporation

ACT ACQUISITION, INC.,

   a Texas corporation

SHAQ, INC.,

   a Georgia corporation

OS HOLDINGS, INC.,

   an Ohio corporation

METAL-FAB, INC.,

   a Kansas corporation

By:

Name:

Title:

Address:         22901 Millcreek Boulevard

          Suite 650

Highland Hills, Ohio 44122

Attn:         Chief Financial Officer

Telecopy:         (216) 292-3974

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,

as Agent and Lender

By:

Name:

Title:

Address:         110 N Wacker Drive

IL4-110-08-03

Chicago, IL 60606

Attn: Business Capital / Portfolio Manager

Email: thomas.h.herron@bofa.com

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

LENDER:

THE HUNTINGTON NATIONAL BANK,

as Lender

By:

Name:

Title:

Address:         ___________________________________

___________________________________

Attn:‐_______________________________

Telecopy:___________________

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

LENDER:

KEYBANK NATIONAL ASSOCIATION,

as Lender

By:

Name:

Title:

Address:         ___________________________________

___________________________________

Attn:‐_______________________________

Telecopy:___________________

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Lender

By:

Name:

Title:

Address:         ___________________________________

___________________________________

Attn:‐_______________________________

Telecopy:___________________

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

LENDER:

BMO HARRIS BANK N.A.,

as Lender

By:

Name:

Title:

Address:         ___________________________________

___________________________________

Attn:‐_______________________________

Telecopy:___________________

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the date set forth above solely for the purposes of agreeing to and being bound by Section 15.1 of the Agreement.

EXITING LENDER: COMERICA BANK, as an Exiting Lender By: Name: Title:

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the date set forth above solely for the purposes of agreeing to and being bound by Section 15.1 of the Agreement.

EXITING LENDER: U.S. BANK NATIONAL ASSOCIATION as an Exiting Lender By: Name: Title:

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned as of the date set forth above solely for the purposes of agreeing to and being bound by Section 15.1 of the Agreement.

EXITING LENDER: CAPITAL ONE BUSINESS CREDIT CORP., as an Exiting Lender By: Name: Title:

EXHIBIT A-1
to
Loan and Security Agreement

TRANCHE A REVOLVER NOTE

[Date]	$___________________	[Chicago, Illinois]

OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”), B METALS, INC., an Ohio corporation (“B Metals”), MCI, INC., an Ohio corporation (“MCI”), and ACT ACQUISITION, INC., a Texas corporation (“ACT”), SHAQ, INC., a Georgia corporation (“SHAQ”), OS HOLDINGS, INC., an Ohio corporation (“OS Holdings”), METAL-FAB, INC., a Kansas corporation (“Metal-Fab”), and CENTRAL TUBE AND BAR, INC., an Arkansas corporation (“Central Tube”) (Olympic Steel, Olympic Minneapolis, Olympic Iowa, Oly NC, IS Acquisition, Chicago Tube and Iron, B Metals, MCI, ~~and~~ ACT, SHAQ, Metal-Fab and Central Tube, collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to ____________________________ (“Tranche A Revolver Lender”), the principal sum of ______________________________ DOLLARS ($___________), or such lesser or greater amount as may be advanced by Tranche A Revolver Lender as Tranche A Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Third Amended and Restated Loan and Security Agreement dated as of December 8, 2017, among Borrowers, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (the “Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Tranche A Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Tranche A Revolver Lender and the duties and obligations of Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Tranche A Revolver Loans and LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Tranche A Revolver Note is executed as of the date set forth above.

BORROWERS:

OLYMPIC STEEL, INC.,

  an Ohio corporation

OLYMPIC STEEL MINNEAPOLIS, INC.,

   a Minnesota corporation

OLYMPIC STEEL IOWA, INC.,

   an Iowa corporation

OLY STEEL NC, INC.,

   a Delaware corporation

IS ACQUISITION, INC.,

   an Ohio corporation

CHICAGO TUBE AND IRON COMPANY~~.~~,

   a Delaware corporation

B METALS, INC.,

   an Ohio corporation

MCI, INC.,

   an Ohio corporation

ACT ACQUISITION, INC.,

   a Texas corporation

SHAQ, INC.,

   a Georgia corporation

OS HOLDINGS, INC.,

   an Ohio corporation

METAL-FAB, INC.,

   a Kansas corporation

CENTRAL TUBE AND BAR, INC.,

an Arkansas corporation

By:

Name:

Title:

EXHIBIT A-2
to
Loan and Security Agreement

TRANCHE B REVOLVER NOTE

[Date]	$___________________	[Chicago, Illinois]

OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), OLYMPIC STEEL MINNEAPOLIS, INC., a Minnesota corporation (“Olympic Minneapolis”), OLYMPIC STEEL IOWA, INC., an Iowa corporation (“Olympic Iowa”), OLY STEEL NC, INC., a Delaware corporation (“Oly NC”), IS ACQUISITION, INC., an Ohio corporation (“IS Acquisition”), CHICAGO TUBE AND IRON COMPANY, a Delaware corporation (“Chicago Tube and Iron”), B METALS, INC., an Ohio corporation (“B Metals”), MCI, INC., an Ohio corporation (“MCI”), and ACT ACQUISITION, INC., a Texas corporation (“ACT”), SHAQ, INC., a Georgia corporation (“SHAQ”), OS HOLDINGS, INC., an Ohio corporation (“OS Holdings”), METAL-FAB, INC., a Kansas corporation (“Metal-Fab”), and CENTRAL TUBE AND BAR, INC., an Arkansas corporation (“Central Tube”) (Olympic Steel, Olympic Minneapolis, Olympic Iowa, Oly NC, IS Acquisition, Chicago Tube and Iron, B Metals, MCI, ~~and~~ ACT, SHAQ, Metal-Fab and Central Tube, collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to ____________________________ (“Tranche B Revolver Lender”), the principal sum of ______________________________ DOLLARS ($___________), or such lesser amount as may be advanced by Tranche B Revolver Lender as Tranche B Revolver Loans from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Third Amended and Restated Loan and Security Agreement dated as of December 8, 2017, among Borrowers, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (the “Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Tranche B Revolver Loans under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Tranche B Revolver Lender and the duties and obligations of Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Tranche B Revolver Loans, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Tranche B Revolver Note is executed as of the date set forth above.

BORROWERS:

OLYMPIC STEEL, INC.,

  an Ohio corporation

OLYMPIC STEEL MINNEAPOLIS, INC.,

   a Minnesota corporation

OLYMPIC STEEL IOWA, INC.,

   an Iowa corporation

OLY STEEL NC, INC.,

   a Delaware corporation

IS ACQUISITION, INC.,

   an Ohio corporation

CHICAGO TUBE AND IRON COMPANY~~.~~,

   a Delaware corporation

B METALS, INC.,

   an Ohio corporation

MCI, INC.,

   an Ohio corporation

ACT ACQUISITION, INC.,

   a Texas corporation

SHAQ, INC.,

   a Georgia corporation

OS HOLDINGS, INC.,

   an Ohio corporation

METAL-FAB, INC.,

   a Kansas corporation

CENTRAL TUBE AND BAR, INC.,

an Arkansas corporation

By:

Name:

Title:

EXHIBIT B
to
Loan and Security Agreement

JOINDER AGREEMENT

EXHIBIT C
to
Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Third Amended and Restated Loan and Security Agreement dated as of December 8, 2017, as amended (the “Loan Agreement”), among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), and the other Borrowers party thereto, the Lenders party thereto and BANK OF AMERICA, N.A., as agent (“Agent”) for the Lenders. Terms are used herein as defined in the Loan Agreement.

______________________________________ (“Assignor”) and ___________________ _________________________ (“Assignee”) agree as follows:

1.         Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding [Tranche A/Tranche B] Revolver Loans [and $___________ of Assignor’s participations in LC Obligations], and (b) the amount of $__________ of Assignor’s [Tranche A/Tranche B] Revolver Commitment (which represents ____% of the total [Tranche A/Tranche B] Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.         Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its [Tranche A/Tranche B] Revolver Commitment is $__________, the [aggregate] outstanding balance of its [Tranche A/Tranche B] Revolver Loans [and participations in LC Obligations] is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3.         Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.         This Agreement shall be governed by the laws of the State of Illinois. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.         Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)         If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)         If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

(“Assignee”)

By:

Title:

(“Assignor”)

By:

Title:

EXHIBIT D
to
Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Third Amended and Restated Loan and Security Agreement dated as of December 8, 2017, as amended (the “Loan Agreement”), among OLYMPIC STEEL, INC., an Ohio corporation (“Olympic Steel”), and the other Borrowers party thereto, the Lenders party thereto and BANK OF AMERICA, N.A., as agent (“Agent”) for the Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (the “Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”). Terms not otherwise defined herein are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding [Tranche A/Tranche B] Revolver Loans and [$___________ of Assignor’s participations in LC Obligations], (b) the amount of $__________ of Assignor’s [Tranche A/Tranche B] Revolver Commitment (which represents ____% of the total [Tranche A/Tranche B] Revolver Commitments), (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s [Tranche A/Tranche B] Revolver Commitment to be reduced by $_________, and Assignee’s [Tranche A/Tranche B] Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

(“Assignee”)

By:

Title:

(“Assignor”)

By:

Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

OLYMPIC STEEL, INC., as Borrower Agent

By:

Title:

*         No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,
as Agent

By:

Title: